Exhibit 99.1

MORTGAGE LOAN PURCHASE AGREEMENT

                    This Mortgage Loan Purchase Agreement, dated as of June 1, 2005 (the “Agreement”), is entered into between Wachovia Bank, National Association (the “Seller”) and Wachovia Commercial Mortgage Securities, Inc. (the “Purchaser”).

                    The Seller intends to sell and the Purchaser intends to purchase certain multifamily and commercial mortgage loans (the “Mortgage Loans”) identified on the schedule (the “Mortgage Loan Schedule”) annexed hereto as Exhibit A.  The Purchaser intends to deposit the Mortgage Loans into a trust fund (the “Trust Fund”), the beneficial ownership of which will be evidenced by multiple classes (each, a “Class”) of mortgage pass-through certificates (the “Certificates”).  One or more “real estate mortgage investment conduit” (“REMIC”) elections will be made with respect to most of the Trust Fund.  The Trust Fund will be created and the Certificates will be issued pursuant to a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of June 1, 2005, among the Purchaser, as depositor, Wachovia Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), Clarion Partners, LLC, as special servicer the (“Special Servicer”), and Wells Fargo Bank, N.A., as trustee (the “Trustee”).  Capitalized terms used but not defined herein (including the Schedules attached hereto) have the respective meanings set forth in the Pooling and Servicing Agreement.

                    Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

                    SECTION 1.     Agreement to Purchase.

                    The Seller agrees to sell, and the Purchaser agrees to purchase, the Mortgage Loans identified on the Mortgage Loan Schedule.  The Mortgage Loan Schedule may be amended to reflect the actual Mortgage Loans delivered to the Purchaser pursuant to the terms hereof.  The Mortgage Loans are expected to have an aggregate principal balance of $1,614,545,341 (the “Wachovia Mortgage Loan Balance”) (subject to a variance of plus or minus 5.0%) as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not such payments are received.  The purchase and sale of the Mortgage Loans shall take place June 30, 2005, or such other date as shall be mutually acceptable to the parties to this Agreement (the “Closing Date”).  The consideration (the “Aggregate Purchase Price”) for the Mortgage Loans shall be equal to (i) 103.54% of the Wachovia Mortgage Loan Balance as of the Cut-Off Date, plus (ii) $6,882,191, which amount represents the amount of interest accrued on the Wachovia Mortgage Loan Balance at the related Net Mortgage Rate for the period from and including the Cut-Off Date up to but not including the Closing Date.

                    The Aggregate Purchase Price shall be paid to the Seller or its designee by wire transfer in immediately available funds on the Closing Date.

                    SECTION 2.     Conveyance of Mortgage Loans.

                    (a)          Effective as of the Closing Date, subject only to receipt of the Aggregate Purchase Price and satisfaction of the other conditions to closing that are for the benefit of the Seller, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse (except as set forth in this Agreement), all the right, title and interest of the Seller in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of such date, on a servicing released basis, together with all of the Seller’s right, title and interest in and to the proceeds of any related title, hazard, primary mortgage or other insurance proceeds.

                    (b)          The Purchaser or its assignee shall be entitled to receive all scheduled payments of principal and interest due after the Cut-Off Date, and all other recoveries of principal and interest collected after the Cut-Off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-Off Date).  All scheduled payments of principal and interest due on or before the Cut-Off Date but collected on or after the Cut-Off Date, and recoveries of principal and interest collected on or before the Cut-Off Date (only in respect of principal and interest on the Mortgage Loans due on or before the Cut-Off Date and principal prepayments thereon), shall belong to, and shall be promptly remitted to, the Seller.

                    (c)          No later than the Closing Date, the Seller shall, on behalf of the Purchaser, deliver to the Trustee, the documents and instruments specified below with respect to each Mortgage Loan (each a “Mortgage File”).  All Mortgage Files so delivered will be held by the Trustee in escrow at all times prior to the Closing Date.  Each Mortgage File shall contain the following documents:

            (i)          the original executed Mortgage Note including any power of attorney related to the execution thereof, together with any and all intervening endorsements thereon, endorsed on its face or by allonge attached thereto (without recourse, representation or warranty, express or implied) to the order of “Wells Fargo Bank, N.A., as trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C19” or in blank (or a lost note affidavit and indemnity with a copy of such Mortgage Note attached thereto);

            (ii)         an original or copy of the Mortgage, together with any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office;

            (iii)        an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office;

            (iv)        an original executed assignment, in recordable form (except for any missing recording information), of (a) the Mortgage, (b) any related Assignment of Leases (if such item is a document separate from the Mortgage and to the extent not already assigned pursuant to preceding clause (a)) and (c) any other recorded document relating to the Mortgage Loan otherwise included in the Mortgage File, in favor of “Wells Fargo Bank, N.A., as trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C19”, or in blank;

            (v)          an original assignment of all unrecorded documents relating to the Mortgage Loan (to the extent not already assigned pursuant to clause (iv) above), in favor of “Wells Fargo Bank, N.A., as trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C19”, or in blank;

            (vi)         originals or copies of any modification, consolidation, assumption and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been consolidated or modified or the Mortgage Loan has been assumed or consolidated;

            (vii)        the original or a copy of the policy or certificate of lender’s title insurance or, if such policy has not been issued or located, an original or copy of an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

            (viii)       any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the Purchaser of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement and continuation statement in favor of the Seller on record with the applicable public office for UCC Financing Statements, an original UCC Amendment, in form suitable for filing in favor of Wells Fargo Bank, N.A., as trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C19, as assignee”, or in blank;

(ix) an original or copy of (a) any Ground Lease, Memorandum of Ground Lease and ground lessor estoppel, (b) any loan guaranty or indemnity and (c) any environmental insurance policy;

(x) any intercreditor agreement relating to permitted debt (including, without limitation, mezzanine debt) of the Mortgagor;

(xi) copies of any loan agreement, escrow agreement or security agreement relating to such Mortgage Loan;

(xii) a copy of any letter of credit and related transfer documents relating to such Mortgage Loan;

(xiii) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties and any applicable transfer or assignment documents; and

            (xiv)       with respect to any Companion Loan, all of the above documents with respect to such Companion Loan and the related Intercreditor Agreement; provided that a copy of each Mortgage Note relating to such Companion Loan, rather than the original, shall be provided, and no assignments shall be provided.

                    (d)          The Seller shall take all actions reasonably necessary (i) to permit the Trustee to fulfill its obligations pursuant to Section 2.01(d) of the Pooling and Servicing Agreement and (ii) to perform its obligations described in Section 2.01(d) of the Pooling and Servicing Agreement.  Without limiting the generality of the foregoing, if a draw upon a letter of credit is required before its transfer to the Trust Fund can be completed, the Seller shall draw upon such letter of credit for the benefit of the Trust pursuant to written instructions from the Master Servicer.  The Seller shall reimburse the Trustee for all reasonable costs and expenses, if any, incurred by the Trustee for recording any documents described in Section 2(c)(iv)(c) hereof and filing any assignments of UCC Financing Statements described in the proviso in the third to last sentence in Section 2.01(d) of the Pooling and Servicing Agreement.

                    (e)          All documents and records (except draft documents, privileged communications and internal correspondence and credit, due diligence and other underwriting analysis, documents, data or internal worksheets, memoranda, communications and evaluations of the Seller) relating to each Mortgage Loan and in the Seller’s possession (the “Additional Mortgage Loan Documents”) that are not required to be delivered to the Trustee shall promptly be delivered or caused to be delivered by the Seller to the Master Servicer or at the direction of the Master Servicer to the appropriate sub-servicer, together with any related escrow amounts and reserve amounts.

                    (f)          The Seller shall take such actions as are reasonably necessary to assign or otherwise grant to the Trust Fund the benefit of any letters of credit in the name of the Seller which secure any Mortgage Loan.

                    SECTION 3.          Representations, Warranties and Covenants of Seller.

                    (a)          The Seller hereby represents and warrants to and covenants with the Purchaser, as of the date hereof, that:

            (i)          The Seller is a national banking association organized and validly existing and in good standing under the laws of the United States and possesses all requisite authority, power, licenses, permits and franchises to carry on its business as currently conducted by it and to execute, deliver and comply with its obligations under the terms of this Agreement;

            (ii)        This Agreement has been duly and validly authorized, executed and delivered by the Seller and, assuming due authorization, execution and delivery hereof by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights in general, as they may be applied in the context of the insolvency of a national banking association, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law), and by public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from liabilities under applicable securities laws;

            (iii)        The execution and delivery of this Agreement by the Seller and the Seller’s performance and compliance with the terms of this Agreement will not (A) violate the Seller’s articles of association or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the breach of, any material contract, agreement or other instrument to which the Seller is a party or by which the Seller is bound;

            (iv)        The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency or body, which default might have consequences that would, in the Seller’s reasonable and good faith judgment, materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or have consequences that would materially and adversely affect its performance hereunder;

            (v)          The Seller is not a party to or bound by any agreement or instrument or subject to any articles of association, bylaws or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that would, in the Seller’s reasonable and good faith judgment, materially and adversely affect the ability of the Seller to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Seller of its obligations under this Agreement (except to the extent such consent has been obtained);

            (vi)         No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the consummation of the transactions contemplated by this Agreement except as have previously been obtained, and no bulk sale law applies to such transactions;

            (vii)        No litigation is pending or, to the Seller’s knowledge, threatened against the Seller that would, in the Seller’s good faith and reasonable judgment, prohibit its entering into this Agreement or materially and adversely affect the performance by the Seller of its obligations under this Agreement; and

            (viii)       Under generally accepted accounting principles (“GAAP”) and for federal income tax purposes, the Seller will report the transfer of the Mortgage Loans to the Purchaser as a sale of the Mortgage Loans to the Purchaser in exchange for consideration consisting of a cash amount equal to the Aggregate Purchase Price.  The consideration received by the Seller upon the sale of the Mortgage Loans to the Purchaser will constitute at least reasonably equivalent value and fair consideration for the Mortgage Loans.  The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Mortgage Loans to the Purchaser.  The Seller is not selling the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud any of the creditors of the Seller.

                    (b)          The Seller hereby makes the representations and warranties contained in Schedule I for the benefit of the Purchaser and the Trustee for the benefit of the Certificateholders as of the Closing Date, with respect to (and solely with respect to) each Mortgage Loan, which representations and warranties are subject to the exceptions set forth on Schedule II.

                    (c)          With respect to the schedule of exceptions delivered by the Trustee on the Closing Date, within fifteen (15) Business Days (or, in the reasonable discretion of the Controlling Class Representative, thirty (30) Business Days) of the Closing Date, with respect to the documents specified in clauses (i), (ii), (vii), (ix) (solely with respect to Ground Leases) and (xii) of the definition of Mortgage File, the Seller shall cure any material exception listed therein (for the avoidance of doubt, any deficiencies with respect to the documents specified in clause (ii) resulting solely from a delay in the return of the related documents from the applicable recording office, shall be cured in the time and manner described in Section 2.01(c) of the Pooling and Servicing Agreement).  If such exception is not so cured, the Seller shall either (1) repurchase the related Mortgage Loan, (2) with respect to exceptions relating to clause (xii) of the definition of “Mortgage File”, deposit with the Trustee an amount, to be held in trust in a Special Reserve Account pursuant to the Pooling and Servicing Agreement, equal to the amount of the undelivered letter of credit (in the alternative, the Seller may deliver to the Trustee, with a certified copy to the Master Servicer and Trustee, a letter of credit for the benefit of the Master Servicer on behalf of the Trustee and upon the same terms and conditions as the undelivered letter of credit) which the Master Servicer on behalf of the Trustee may use (or draw upon, as the case may be) under the same circumstances and conditions as the Master Servicer would have been entitled to draw on the undelivered letter of credit, or (3) with respect to any exceptions relating to clauses (i), (ii) and (vii), deposit with the Trustee an amount, to be held in trust in a Special Reserve Account pursuant to the Pooling and Servicing Agreement, equal to 25% of the Stated Principal Balance of the related Mortgage Loan on such date.  Any funds or letter of credit deposited pursuant to clauses (2) and (3) shall be held by the Trustee until the earlier of (x) the date on which the Master Servicer certifies to the Trustee and the Controlling Class Representative that such exception has been cured (or the Trustee certifies the same to the Controlling Class Representative), at which time such funds or letter of credit, as applicable, shall be returned to the Seller and (y) thirty (30) Business Days or, if the Controlling Class Representative has extended the cure period, forty-five (45) Business Days after the Closing Date; provided, however, that if such exception is not cured within such thirty (30) Business Days or forty-five (45) Business Days, as the case may be, (A) in the case of clause (2), the Trustee shall retain the funds or letter of credit, as applicable, or (B) in the case of clause (3), the Seller shall repurchase the related Mortgage Loan in accordance with the terms and conditions of this Agreement, at which time such funds shall be applied to the Purchase Price of the related Mortgage Loan and any letter of credit will be returned to the Seller.

                    If the Seller receives written notice of a Document Defect or a Breach pursuant to Section 2.03(a) of the Pooling and Servicing Agreement relating to a Mortgage Loan, then the Seller shall not later than 90 days from receipt of such notice (or, in the case of a Document Defect or Breach relating to a Mortgage Loan not being a “qualified mortgage” within the meaning of the REMIC Provisions (a “Qualified Mortgage”), not later than 90 days from the date that any party to the Pooling and Servicing Agreement discovers such Document Defect or Breach provided the Seller receives such notice in a timely manner), if such Document Defect or Breach shall materially and adversely affect the value of the applicable Mortgage Loan, the interest of the Trust therein or the interests of any Certificateholder, cure such Document Defect or Breach, as the case may be, in all material respects, which shall include payment` of actual or provable losses and any Additional Trust Fund Expenses directly resulting from any such Document Defect or Breach or, if such Document Defect or Breach (other than omissions solely due to a document not having been returned by the related recording office) cannot be cured within such 90-day period, (i) repurchase the affected Mortgage Loan at the applicable Purchase Price not later than the end of such 90-day period or (ii) other than with respect to the AmericasMart Loan (loan number 1), substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan not later than the end of such 90-day period (and in no event later than the second anniversary of the Closing Date) and pay the Master Servicer for deposit into the Certificate Account, any Substitution Shortfall Amount in connection therewith; provided, however, that unless the Breach would cause the Mortgage Loan not to be a Qualified Mortgage, and if such Document Defect or Breach is capable of being cured but not within such 90-day period and the Seller has commenced and is diligently proceeding with the cure of such Document Defect or Breach within such 90-day period, such Seller shall have an additional 90 days to complete such cure (or, failing such cure, to repurchase or substitute the related Mortgage Loan); and provided, further, that with respect to such additional 90-day period the Seller shall have delivered an officer’s certificate to the Trustee setting forth what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Document Defect or Breach will be cured within the additional 90-day period; and provided, further, that no Document Defect (other than with respect to a Mortgage Note, Mortgage, title insurance policy, Ground Lease or any letter of credit) shall be considered to materially and adversely affect the value of the related Mortgage Loan, the interests of the Trust therein or the interests of any Certificateholder unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the mortgagee’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien or any collateral securing the Mortgage Loan or for any immediate significant servicing obligations.  For a period of two years from the Closing Date, so long as there remains any Mortgage File relating to a Mortgage Loan as to which there is any uncured Document Defect or Breach, the Seller shall provide the officer’s certificate to the Trustee described above as to the reasons such Document Defect or Breach remains uncured and as to the actions being taken to pursue cure.  Notwithstanding the foregoing, the delivery of a commitment to issue a policy of lender’s title insurance as described in Representation 12 of Schedule I hereof in lieu of the delivery of the actual policy of lender’s title insurance shall not be considered a Document Defect or Breach with respect to any Mortgage File if such actual policy of insurance is delivered to the Trustee or a Custodian on its behalf not later than the 90th day following the Closing Date.

                    If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described above, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans (each, a “Crossed Loan”), and (iii) the applicable Document Defect or Breach does not constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Document Defect or Breach, as the case may be, will be deemed to constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the Seller will be required to repurchase or substitute for all of the remaining Crossed Loan(s) in the related Crossed Group as provided in the immediately preceding paragraph unless such other Crossed Loans in such Crossed Group satisfy the Crossed Loan Repurchase Criteria and satisfy all other criteria for substitution or repurchase of Mortgage Loans set forth herein.  In the event that the remaining Crossed Loans satisfy the aforementioned criteria, the Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Document Defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group.  The Seller shall be responsible for the cost of any Appraisal required to be obtained by the Master Servicer to determine if the Crossed Loan Repurchase Criteria have been satisfied, so long as the scope and cost of such Appraisal has been approved by the Seller (such approval not to be unreasonably withheld).

                    To the extent that the Seller is required to repurchase or substitute for a Crossed Loan hereunder in the manner prescribed above while the Trustee continues to hold any other Crossed Loans in such Crossed Group, neither the Seller nor the Purchaser shall enforce any remedies against the other’s Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective Crossed Loans, including with respect to the Trustee, the Primary Collateral securing Crossed Loans still held by the Trustee.

                    If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then the Seller and the Purchaser shall forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Crossed Loans can be modified in a manner that complies with this Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached.  Any reserve or other cash collateral or letters of credit securing the Crossed Loans shall be allocated between such Crossed Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances.  Notwithstanding the foregoing, if a Crossed Loan included in the Trust Fund is modified to terminate the related cross-collateralization and/or cross-default provisions, as a condition to such modification, the Seller shall furnish to the Trustee an Opinion of Counsel that any modification shall not cause an Adverse REMIC Event.  Any expenses incurred by the Purchaser in connection with such modification or accommodation (including but not limited to recoverable attorney fees) shall be paid by the Seller.

                    (d)          In connection with any permitted repurchase or substitution of one or more Mortgage Loans contemplated hereby, upon receipt of a certificate from a Servicing Officer certifying as to the receipt of the Purchase Price or Substitution Shortfall Amount(s), as applicable, in the Certificate Account, and the delivery of the Mortgage File(s) and the Servicing File(s) for the related Qualified Substitute Mortgage Loan(s) to the Custodian and the Master Servicer, respectively, if applicable (i) the Trustee shall execute and deliver such endorsements and assignments as are provided to it by the Master Servicer, in each case without recourse, representation or warranty, as shall be necessary to vest in the Seller, the legal and beneficial ownership of each repurchased Mortgage Loan or substituted Mortgage Loan, as applicable,

(ii) the Trustee, the Custodian, the Master Servicer and the Special Servicer shall each tender to the Seller, upon delivery to each of them of a receipt executed by the Seller, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it, and (iii) the Master Servicer and the Special Servicer shall release to the Seller any Escrow Payments and Reserve Funds held by it in respect of such repurchased or deleted Mortgage Loans.

                    (e)          Without limiting the remedies of the Purchaser, the Certificateholders or the Trustee on behalf of the Certificateholders pursuant to this Agreement, it is acknowledged that the representations and warranties are being made for risk allocation purposes.  This Section 3 provides the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect in a Mortgage File or any Breach of any representation or warranty set forth in or required to be made pursuant to Section 3 of this Agreement.  Nothing in this Agreement shall prohibit the Purchaser or its assigns (including the Master Servicer and/or the Special Servicer) from pursuing any course of action authorized by the Pooling and Servicing Agreement while the Purchaser asserts a claim or brings a cause of action to enforce any rights set forth herein against the Seller.

                    (f)          Notwithstanding the foregoing, if there exists a Breach relating to whether or not the Mortgage Loan documents or any particular Mortgage Loan document requires the related Mortgagor to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s) with respect to matters described in Representations 23 and 43 of Schedule I hereof, then the Purchaser shall direct the Seller in writing to wire transfer to the Master Servicer for deposit into the Certificate Account, within 90 days of the Seller’s receipt of such direction, the amount of any such costs and expenses borne by the Purchaser, the Certificateholders, the Master Servicer, the Special Servicer and the Trustee on their behalf that are the basis of such Breach.  Upon its making such deposit, the Seller shall be deemed to have cured such Breach in all respects.  Provided such payment is made in full, this paragraph describes the sole remedy available to the Purchaser, the Certificateholders, the Master Servicer, the Special Servicer and the Trustee on their behalf regarding any such Breach and the Seller shall not be obligated to repurchase the affected Mortgage Loan on account of such Breach or otherwise cure such Breach.

                    SECTION 4.          Representations and Warranties of the Purchaser.  In order to induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants for the benefit of the Seller as of the date hereof that:

                    (a)          The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina.  The Purchaser has the full corporate power and authority and legal right to acquire the Mortgage Loans from the Seller and to transfer the Mortgage Loans to the Trustee.

                    (b)          This Agreement has been duly and validly authorized, executed and delivered by the Purchaser, all requisite action by the Purchaser’s directors and officers has been taken in connection therewith, and (assuming the due authorization, execution and delivery hereof by the Seller) this Agreement constitutes the valid, legal and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, or (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                    (c)          Except as may be required under federal or state securities laws (and which will be obtained on a timely basis), no consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court, is required, under federal or state law, for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction described in this Agreement.

                    (d)          None of the acquisition of the Mortgage Loans by the Purchaser, the transfer of the Mortgage Loans to the Trustee, and the execution, delivery or performance of this Agreement by the Purchaser, results or will result in the creation or imposition of any lien on any of the Purchaser’s assets or property, or conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Purchaser’s articles of association or bylaws, (B) any term or provision of any material agreement, contract, instrument or indenture, to which the Purchaser is a party or by which the Purchaser is bound, or (C) any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Purchaser or its assets.

                    (e)          Under GAAP and for federal income tax purposes, the Purchaser will report the transfer of the Mortgage Loans by the Seller to the Purchaser as a sale of the Mortgage Loans to the Purchaser in exchange for consideration consisting of a cash amount equal to the Aggregate Purchase Price.

                    (f)          There is no action, suit, proceeding or investigation pending or to the knowledge of the Purchaser, threatened against the Purchaser in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of this Agreement or any action taken in connection with the obligations of the Purchaser contemplated herein, or which would be likely to impair materially the ability of the Purchaser to enter into and/or perform under the terms of this Agreement.

                    (g)          The Purchaser is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would materially and adversely affect its performance hereunder.

                    SECTION 5.          Closing.  The closing of the sale of the Mortgage Loans (the “Closing”) shall be held at the offices of Dechert LLP, Charlotte, North Carolina on the Closing Date.

                    The Closing shall be subject to each of the following conditions:

                    (a)          All of the representations and warranties of the Seller set forth in or made pursuant to Sections 3(a) and 3(b) of this Agreement and all of the representations and warranties of the Purchaser set forth in Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date;

                    (b)          The Pooling and Servicing Agreement (to the extent it affects the obligations of the Seller hereunder) and all documents specified in Section 6 of this Agreement (the “Closing Documents”), in such forms as are agreed upon and acceptable to the Purchaser, the Seller, the Underwriters, the Initial Purchaser and their respective counsel in their reasonable discretion, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

                    (c)          The Seller shall have delivered and released to the Trustee (or a Custodian on its behalf) and the Master Servicer, respectively, all documents represented to have been or required to be delivered to the Trustee and the Master Servicer pursuant to Section 2 of this Agreement;

                    (d)          All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with in all material respects and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

                    (e)          The Seller shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement as of the Closing Date; and

                    (f)          A letter shall have been received from the independent accounting firm of KPMG LLP in form satisfactory to the Purchaser, relating to certain information regarding the Mortgage Loans and Certificates as set forth in the Prospectus and Prospectus Supplement, respectively.

                    Both parties agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

                    SECTION 6.          Closing Documents.  The Closing Documents shall consist of the following:

                    (a)          This Agreement duly executed by the Purchaser and the Seller;

                    (b)          A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser, the Underwriters and the Initial Purchaser may rely, to the effect that:  (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on such date; and (ii) the Seller has, in all material respects, complied with all the agreements and satisfied all the conditions on its part that are required under this Agreement to be performed or satisfied at or prior to the Closing Date;

                    (c)          An officer’s certificate from an officer of the Seller (signed in his/her capacity as an officer), dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures;

                    (d)          An officer’s certificate from an officer of the Seller (signed in his/her capacity as an officer), dated the Closing Date, and upon which the Purchaser, the Underwriters and the Initial Purchaser may rely, to the effect that with respect to the Seller, the Mortgage Loans, the related Mortgagors and the related Mortgaged Properties (i) such officer has carefully examined the Specified Portions of the Prospectus Supplement and nothing has come to his attention that would lead him to believe that the Specified Portions of the Prospectus Supplement, as of the date of the Prospectus Supplement, or as of the Closing Date, included or include any untrue statement of a material fact relating to the Mortgage Loans or omitted or omit to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, in light of the circumstances under which they were made, not misleading, and (ii) such officer has examined the Specified Portions of the Memorandum and nothing has come to his attention that would lead him to believe that the Specified Portions of the Memorandum, as of the date thereof or as of the Closing Date, included or include any untrue statement of a material fact relating to the Mortgage Loans or omitted or omit to state therein a material fact necessary in order to make the statements therein related to the Mortgage Loans, in the light of the circumstances under which they were made, not misleading.  The “Specified Portions” of the Prospectus Supplement shall consist of Annex A thereto, the diskette which accompanies the Prospectus Supplement (insofar as such diskette is consistent with such Annex A) and the following sections of the Prospectus Supplement (exclusive of any statements in such sections that purport to summarize the servicing and administration provisions of the Pooling and Servicing Agreement):  “Summary of Prospectus Supplement––”The Parties—The Mortgage Loan Seller,” “Summary of Prospectus Supplement––The Mortgage Loans,” “Risk Factors—The Mortgage Loans,” and “Description of the Mortgage Pool—General,” “—Mortgage Loan History,” “—Certain Terms and Conditions of the Mortgage Loans,” “—Assessments of Property Condition,” “—Co-Lender Loans,” “—Additional Mortgage Loan Information,” “—Twenty Largest Mortgage Loans,” “—The Mortgage Loan Seller,” “—Underwriting Standards,” and “—Representations and Warranties; Repurchases and Substitutions.”  The “Specified Portions” of the Memorandum shall consist of the Specified Portions of the Prospectus Supplement and the first and second full paragraphs on page “iii” of the Memorandum.

                    (e)          The resolutions of the requisite committee of the Seller’s board of directors authorizing the Seller’s entering into the transactions contemplated by this Agreement, the articles of association and by-laws of the Seller, and an original or copy of a certificate of good standing of the Seller issued by the Comptroller of the Currency not earlier than sixty (60) days prior to the Closing Date;

                    (f)          A written opinion of counsel for the Seller (which opinion may be from in-house counsel, outside counsel or a combination thereof), reasonably satisfactory to the Purchaser, its counsel and the Rating Agencies, dated the Closing Date and addressed to the Purchaser, the Trustee, the Underwriters, the Initial Purchaser and each of the Rating Agencies, together with such other written opinions as may be required by the Rating Agencies; and

                    (g)          Such further certificates, opinions and documents as the Purchaser may reasonably request.

                    SECTION 7.          Indemnification.

                    (a)          The Seller shall indemnify and hold harmless the Purchaser, the Underwriters, the Initial Purchaser, their respective officers and directors, and each person, if any, who controls the Purchaser, any Underwriter or any Initial Purchaser within the meaning of either Section 15 of the Securities Act of 1933, as amended (the “1933 Act”) or Section 20 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), against any and all losses, expenses (including the reasonable fees and expenses of legal counsel), claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (A) the Prospectus Supplement, the Preliminary Prospectus Supplement, the Memorandum, the Diskette or, insofar as they are required to be filed as part of the Registration Statement pursuant to the No-Action Letters, any Computational Materials or ABS Term Sheets with respect to the Registered Certificates, or in any revision or amendment of or supplement to any of the foregoing, (B) any items similar to Computational Materials or ABS Term Sheets forwarded by the Seller to the Initial Purchaser, or in any revision or amendment of or supplement to any of the foregoing or (C) the summaries, reports, documents and other written and computer materials and all other information regarding the Mortgage Loans or the Seller furnished by the Seller for review by prospective investors (the items in (A), (B) and (C) above being defined as the “Disclosure Material”), or (ii) arise out of or are based upon the omission or alleged omission to state therein  (in the case of Computational Materials and ABS Term Sheets, when read in conjunction with the Prospectus Supplement, in the case of items similar to Computational Materials and ABS Term Sheets, when read in conjunction with the Memorandum, and in the case of any summaries, reports, documents, written or computer materials, or other information contemplated in clause (C) above, when read in conjunction with the Memorandum) a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but, with respect to the Disclosure Material described in clauses (A) and (B) of the definition thereof, only if and to the extent that (I) any such untrue statement or alleged untrue statement or omission or alleged omission occurring in, or with respect to, such Disclosure Material, arises out of or is based upon an untrue statement or omission with respect to the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties contained in the Data File (it being herein acknowledged that the Data File was and will be used to prepare the Prospectus Supplement and the Preliminary Prospectus Supplement, including without limitation Annex A thereto, the Memorandum, the Diskette, any Computational Materials and ABS Term Sheets with respect to the Registered Certificates and any items similar to Computational Materials and ABS Term Sheets forwarded to prospective investors in the Non-Registered Certificates), (II) any such untrue statement or alleged untrue statement or omission or alleged omission of a material fact occurring in, or with respect to, such Disclosure Material, is with respect to, or arises out of or is based upon an untrue statement or omission of a material fact with respect to, the information regarding the Mortgage Loans, the related Mortgagors, the related Mortgaged Properties and/or the Seller set forth in the Specified Portions of each of the Prospectus Supplement, the Preliminary Prospectus Supplement

and the Memorandum, (III) any such untrue statement or alleged untrue statement or omission or alleged omission occurring in, or with respect to, such Disclosure Material, arises out of or is based upon a breach of the representations and warranties of the Seller set forth in or made pursuant to Section 3 or (IV) any such untrue statement or alleged untrue statement or omission or alleged omission occurring in, or with respect to, such Disclosure Material, arises out of or is based upon any other written information concerning the characteristics of the Mortgage Loans, the related Mortgagors or the related Mortgaged Properties furnished to the Purchaser, the Underwriters or the Initial Purchaser by the Seller; provided that the indemnification provided by this Section 7 shall not apply to the extent that such untrue statement or omission of a material fact was made as a result of an error in the manipulation of, or in any calculations based upon, or in any aggregation of the information regarding the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties set forth in the Data File or Annex A to the Prospectus Supplement or the Preliminary Prospectus Supplement to the extent such information was not materially incorrect in the Data File or such Annex A, as applicable, including without limitation the aggregation of such information with comparable information relating to the Other Mortgage Loans.  Notwithstanding the foregoing, the indemnification provided in this Section 7(a) shall not inure to the benefit of any Underwriter or the Initial Purchaser (or to the benefit of any person controlling such Underwriter or Initial Purchaser) from whom the person asserting claims giving rise to any such losses, claims, damages, expenses or liabilities purchased Certificates if (x) the subject untrue statement or omission or alleged untrue statement or omission made in any Disclosure Material (exclusive of the Prospectus or any corrected or amended Prospectus or the Memorandum or any corrected or amended Memorandum) is eliminated or remedied in the Prospectus or the Memorandum (in either case, as corrected or amended, if applicable), as applicable, (y) a copy of the Prospectus or Memorandum (in either case, as corrected or amended, if applicable), as applicable, shall not have been sent to such person at or prior to the written confirmation of the sale of such Certificates to such person, and (z) in the case of a corrected or amended Prospectus or Memorandum, such Underwriter or the Initial Purchaser received electronically or in writing notice of such untrue statement or omission and updated information concerning the untrue statement or omission at least one Business Day prior to the written confirmation of such sale.  The Seller shall, subject to paragraph (c) below, reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.  This indemnity will be in addition to any liability which the Seller may otherwise have.

                    (b)          For purposes of this Agreement, “Registration Statement” shall mean such registration statement No. 333-120922 filed by the Purchaser on Form S-3, including without limitation exhibits thereto and information incorporated therein by reference; “Base Prospectus” shall mean the prospectus dated June 22, 2005, as supplemented by the prospectus supplement dated June 22, 2005 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) relating to the Registered Certificates, including all annexes thereto; “Preliminary Prospectus Supplement” shall mean the prospectus supplement dated June 8, 2005, relating to the Registered Certificates, including all annexes thereto; “Memorandum” shall mean the private placement memorandum dated June 22, 2005, relating to the Non-Registered Certificates, including all exhibits thereto; “Registered Certificates” shall mean the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, Class A-FL, Class A-M, Class A-J, Class B, Class C and Class D Certificates; “Non-Registered Certificates” shall mean the Certificates other than the Registered Certificates; “Computational Materials” shall have the meaning assigned thereto in the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Securities and Exchange Commission (the “Commission”) to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the “Kidder Letters”); “ABS Term Sheets” shall have the meaning assigned thereto in the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the “PSA Letter” and, together with the Kidder Letters, the “No-Action Letters”); “Diskette” shall mean the diskette or compact disc attached to each of the Prospectus and the Memorandum; and “Data File” shall mean the compilation of information and data regarding the Mortgage Loans covered by the Independent Accountants’ Report on Applying Agreed-Upon Procedures letters dated June 8, 2005, as supplemented on June 24, 2005, and rendered by KPMG LLP (a “hard copy” of which Data File was initialed on behalf of the Seller and the Purchaser).

                    (c)          As promptly as reasonably practicable after receipt by any person entitled to indemnification under this Section 7 (an “indemnified party”) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the Seller (the “indemnifying party”) under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party under Section 7(a) (except to the extent that such omission has prejudiced the indemnifying party in any material respect) or from any liability which it may have otherwise than under this Section 7.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel selected by the indemnifying party and reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Purchaser, the Underwriters and the Initial Purchaser, representing all the indemnified parties under Section 7(a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii).  Unless it shall assume the defense of any proceeding, an indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel or any other expenses for which the indemnifying party is obligated under this subsection, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for an unconditional release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement, which release does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party without the consent of the indemnified party.

                    (d)          If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Section 7(a) hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnified and indemnifying parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations (taking into account the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission or failure to comply, and any other equitable considerations appropriate under the circumstances).  The relative fault of the indemnified and indemnifying parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such parties; provided that no Underwriter or Initial Purchaser shall be obligated to contribute more than its share of underwriting discounts and commissions and other fees pertaining to the Certificates less any damages otherwise paid by such Underwriter or Initial Purchaser with respect to such loss, liability, claim, damage or expense.  It is hereby acknowledged that the obligations under this Section 7 of the respective Underwriters and the Initial Purchaser shall be several and not joint.  For purposes of this Section, each person, if any, who controls an Underwriter or the Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and such Underwriter’s or Initial Purchaser’s officers and directors, shall have the same rights to contribution as such Underwriter or the Initial Purchaser, as the case may be, and each director of the Seller and each person, if any who controls the Seller within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Seller.

                    (e)          The Purchaser and the Seller agree that it would not be just and equitable if contribution pursuant to Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the considerations referred to in Section 7(d) above.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, except where the indemnified party is required to bear such expenses pursuant to this Section 7, which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party will be ultimately obligated to pay such expenses.  If any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party that received such payment shall promptly refund the amount so paid to the party which made such payment.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                    (f)          The indemnity and contribution agreements contained in this Section 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Purchaser, the Underwriters, the Initial Purchaser, any of their respective directors or officers, or any person controlling the Purchaser, the Underwriters or the Initial Purchaser, and (iii) acceptance of and payment for any of the Certificates.

                    (g)          Without limiting the generality or applicability of any other provision of this Agreement, the Underwriters, the Initial Purchaser and their directors, officers and controlling parties shall be third-party beneficiaries of the provisions of this Section 7.

                    SECTION 8.          Costs.  The Seller shall pay (or shall reimburse the Purchaser to the extent that the Purchaser has paid) the aggregate of the following amounts:  (i) the costs and expenses of printing and delivering the Pooling and Servicing Agreement and the Certificates; (ii) the costs and expenses of printing (or otherwise reproducing) and delivering a preliminary and final Prospectus, Term Sheet and Memorandum relating to the Certificates; (iii) the initial fees, costs, and expenses of the Trustee (including reasonable attorneys’ fees); (iv) the filing fee charged by the Securities and Exchange Commission for registration of the Certificates so registered; (v) the fees charged by the Rating Agencies to rate the Certificates so rated; (vi) the fees and disbursements of a firm of certified public accountants selected by the Purchaser and the Seller with respect to numerical information in respect of the Mortgage Loans and the Certificates included in the Prospectus, the Memorandum and any related Computational Materials or ABS Term Sheets, including in respect of the cost of obtaining any “comfort letters” with respect to such items; (vii) the reasonable out-of-pocket costs and expenses in connection with the qualification or exemption of the Certificates under state securities or “Blue Sky” laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith, in connection with the preparation of any “Blue Sky” survey and in connection with any determination of the eligibility of the Certificates for investment by institutional investors and the preparation of any legal investment survey; (viii) the expenses of printing any such “Blue Sky” survey and legal investment survey; and (ix) the reasonable fees and disbursements of counsel to the Purchaser, the Underwriters and the Initial Purchaser; provided, however, Seller shall pay (or shall reimburse the Purchaser to the extent that the Purchaser has paid) the expense of recording any assignment of Mortgage or assignment of Assignment of Leases as contemplated by Section 2 hereof with respect to the Seller’s Mortgage Loans.  All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

                    SECTION 9.          Grant of a Security Interest.  It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the Purchaser as provided in Section 2 hereof be, and be construed as, a sale of the Mortgage Loans by the Seller to the Purchaser and not as a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller.  However, if, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Seller, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller, and (b) (i) this Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the Uniform Commercial Code of the applicable jurisdiction; (ii) the conveyance provided for in Section 2 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller’s right, title and interest in and to the Mortgage Loans, and all amounts payable to the holder of the Mortgage Loans in accordance with the terms thereof, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts, other than investment earnings, from time to time held or invested in the Certificate Account, the Distribution Account or, if established, the REO Account (each as defined in the Pooling and Servicing Agreement) whether in the form of cash, instruments, securities or other property; (iii) the assignment to the Trustee of the interest of the Purchaser as contemplated by Section 1 hereof shall be deemed to be an assignment of any security interest created hereunder; (iv) the possession by the Trustee or any of its agents, including, without limitation, the Custodian, of the Mortgage Notes, and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be possession by the secured party for purposes of perfecting the security interest pursuant to Section 9-313 of the Uniform Commercial Code of the applicable jurisdiction; and (v) notifications to persons (other than the Trustee) holding such property, and acknowledgments, receipts or confirmations from persons (other than the Trustee) holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under applicable law.  The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

                    SECTION 10.          Covenants of Purchaser.  The Purchaser shall provide the Seller with all forms of Disclosure Materials (including the final form of the Memorandum and the preliminary and final forms of the Prospectus Supplement) promptly upon any such document becoming available.

                    SECTION 11.          Notices.  All notices, copies, requests, consents, demands and other communications required hereunder shall be in writing and telecopied or delivered to the intended recipient at the “Address for Notices” specified beneath its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice hereunder to the other party.  Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                    SECTION 12.          Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Seller to the Purchaser (and by the Purchaser to the Trustee).

                    SECTION 13.          Severability of Provisions.  Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

                    SECTION 14.          Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but which together shall constitute one and the same agreement.

                    SECTION 15.          GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF NEW YORK.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

                    SECTION 16.          Attorneys Fees.  If any legal action, suit or proceeding is commenced between the Seller and the Purchaser regarding their respective rights and obligations under this Agreement, the prevailing party shall be entitled to recover, in addition to damages or other relief, costs and expenses, attorneys’ fees and court costs (including, without limitation, expert witness fees).  As used herein, the term “prevailing party” shall mean the party which obtains the principal relief it has sought, whether by compromise settlement or judgment.  If the party which commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

                    SECTION 17.          Further Assurances.  The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

                    SECTION 18.          Successors and Assigns.  The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder.  The Purchaser has the right to assign its interest under this Agreement, in whole or in part, as may be required to effect the purposes of the Pooling and Servicing Agreement, and the assignee shall, to the extent of such assignment, succeed to the rights and obligations hereunder of the Purchaser.  Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser, the Underwriters and the Initial Purchaser (each as intended third party beneficiaries hereof) and their permitted successors and assigns, and the officers, directors and controlling persons referred to in Section 7.  This Agreement is enforceable by the Underwriters, the Initial Purchaser and the other third party beneficiaries hereto in all respects to the same extent as if they had been signatories hereof.

                    SECTION 19.          Amendments.  No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by a duly authorized officer of the party, or third party beneficiary, against whom such waiver or modification is sought to be enforced.  No amendment to the Pooling and Servicing Agreement which relates to defined terms contained therein, Section 2.01(d) thereof or the repurchase obligations or any other obligations of the Seller shall be effective against the Seller (in such capacity) unless the Seller shall have agreed to such amendment in writing.

                    SECTION 20.          Accountants’ Letters.  The parties hereto shall cooperate with KPMG LLP in making available all information and taking all steps reasonably necessary to permit such accountants to deliver the letters required by the Underwriting Agreement.

                    SECTION 21.          Knowledge.  Whenever a representation or warranty or other statement in this Agreement is made with respect to a Person’s “knowledge,” such statement refers to such Person’s employees or agents who were or are responsible for or involved with the indicated matter and have actual knowledge of the matter in question.

                    IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

SELLER

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ WAYNE M. FITZGERALD, II

Name:	Wayne M. Fitzgerald, II
Title:	Vice President

Address for Notices:

One Wachovia Center
301 South College Street
Charlotte, North Carolina 28288-0166
Telecopier No.: (704) 383-1942
Telephone No.: (704) 374-6161

                    IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

PURCHASER

WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.

By:	/s/ CHARLES L. CULBRETH

Name:	Charles L. Culbreth
Title:	Managing Director

Address for Notices:

One Wachovia Center
301 South College Street
Charlotte, North Carolina 28288-0166
Telecopier No.: (704) 383-1942
Telephone No.: (704) 374-6161

SCHEDULE I

General Mortgage Representations and Warranties

1.

The information pertaining to each Mortgage Loan set forth in the Mortgage Loan Schedule was true and correct in all material respects as of the Cut-Off Date and included all of the material information required by the definition of Mortgage Loan Schedule.

2.

As of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan.

3.

Immediately prior to the sale, transfer and assignment to the Purchaser, the Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan, and the Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges, security interests or any other ownership interests of any nature encumbering such Mortgage Loan.  Upon consummation of the transactions contemplated by the Mortgage Loan Purchase Agreement, the Seller will have validly and effectively conveyed to the Purchaser all legal and beneficial interest in and to such Mortgage Loan (other than those rights to servicing and related compensation as reflected in the Mortgage Loan Schedule) free and clear of any pledge, lien or security interest.

4.	The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.

5.

Each related Mortgage Note, Mortgage, Assignment of Leases (if a document separate from the Mortgage) and other agreement executed by the related Mortgagor in connection with such Mortgage Loan is a legal, valid and binding obligation of the related Mortgagor (subject to any non-recourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (i) that certain provisions contained in such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions renders any of the Mortgage Loan documents invalid as a whole and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby and (ii) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).  The related Mortgage Note and Mortgage contain no provision limiting the right or ability of the Seller to assign, transfer and convey the related Mortgage Loan to any other Person.  With respect to any Mortgaged Property that has tenants, there exists as either part of the Mortgage or as a separate document, an assignment of leases.

6.

As of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-Off Date, there is no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges.

7.

Each related assignment of Mortgage and assignment of Assignment of Leases from the Seller to the Trustee constitutes the legal, valid and binding first priority assignment from the Seller, except as such enforcement may be limited by bankruptcy, insolvency, redemption, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors’ rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).  Each Mortgage and Assignment of Leases is freely assignable.

8.

Each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property subject only to the exceptions set forth in Representation (5) above and the following title exceptions (each such title exception, a “Title Exception”, and collectively, the “Title Exceptions”): (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the applicable policy described in Representation (12) below or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property.  Except with respect to the Crossed Loans and as provided below, there are no mortgage loans that are senior or pari passu with respect to the related Mortgaged Property or such Mortgage Loan.

9.

UCC Financing Statements have been filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and recording), in all public places necessary to perfect a valid security interest in all items of personal property located on the Mortgaged Property that are owned by the Mortgagor and either (i) are reasonably necessary to operate the Mortgaged Property or (ii) are (as indicated in the appraisal obtained in connection with the origination of the related Mortgage Loan) material to the value of the Mortgaged Property (other than any personal property subject to a purchase money security interest or a sale and leaseback financing arrangement permitted under the terms of such Mortgage Loan or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, and the Mortgages, security agreements, chattel Mortgages or equivalent documents related to and delivered in connection with the related Mortgage Loan establish and create a valid and enforceable lien and priority security interest on such items of personalty except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditor’s rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).  Notwithstanding any of the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC Financing Statements are required in order to effect such perfection.

10.

All real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Mortgaged Property and that prior to the Cut-Off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established.  For purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

11.

To the Seller’s actual knowledge as of the Cut-Off Date, and to the Seller’s actual knowledge based solely upon due diligence customarily performed with the origination of comparable Mortgage Loans by the Seller, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan and to the Seller’s actual knowledge as of the Cut-Off Date there was no proceeding pending or, based solely upon the delivery of written notice thereof from the appropriate condemning authority, threatened for the total or partial condemnation of such Mortgaged Property.

12.

The lien of each related Mortgage as a first priority lien in the original principal amount of such Mortgage Loan after all advances of principal (as set forth on the Mortgage Loan Schedule) is insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Seller, its successors and assigns, subject only to the Title Exceptions; the mortgagee or its successors or assigns is the sole named insured of such policy; such policy is assignable without consent of the insurer and will inure to the benefit of the Trustee as mortgagee of record; is in full force and effect upon the consummation of the transactions contemplated by this Agreement; all premiums thereon have been paid; no claims have been made under such policy and the Seller has not done anything, by act or omission, and the Seller has no actual knowledge of any matter, which would impair or diminish the coverage of such policy.  The insurer issuing such policy is either (x) a nationally-recognized title insurance company or (y) qualified to do business in the jurisdiction in which the related Mortgaged Property is located to the extent required; such policy contains no material exclusions for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such insurance is not available) (a) access to public road or (b) against any loss due to encroachments of any material portion of the improvements thereon.

13.

As of the date of its origination, all insurance coverage required under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, is in an amount (subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements located on such Mortgaged Property, or (ii) the outstanding principal balance of the Mortgage Loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions; and, except if such Mortgaged Property is operated as a mobile home park, is also covered by business interruption or rental loss insurance, in an amount at least equal to 12 months of operations of the related Mortgaged Property, all of which was in full force and effect with respect to each related Mortgaged Property; and, as of the Closing Date, to the actual knowledge of the Seller, all insurance coverage required under each Mortgage, which insurance covers such risks and is in such amounts as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, is in full force and effect with respect to each related Mortgaged Property; all premiums due and payable through the Closing Date have been paid; and no notice of termination or cancellation with respect to any such insurance policy has been received by the Seller; and except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial and/or multifamily mortgage lender with respect to a similar Mortgage Loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss, will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property or (ii) the reduction of the outstanding principal balance of the Mortgage Loan, subject in either case to requirements with respect to leases at the related Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans.  The Mortgaged Property is also covered by comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property, in an amount customarily required by prudent institutional lenders.  An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zone 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake.  In such instance, the PML was based on a 475 year lookback with a 10% probability of exceedance in a 50 year period.  If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least A-:V by A.M. Best Company or “BBB-” (or the equivalent) from S&P or “Baa3” (or the equivalent) from Moody’s.  If the Mortgaged Property is located in Florida or within 25 miles of the coast of Texas, Louisiana, Mississippi, Alabama, Georgia, North Carolina or South Carolina such Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Mortgage Loan and (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related Mortgaged Property.

The insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns as loss payee, in the case of a property insurance policy, and additional insured in the case of a liability insurance policy and provide that they are not terminable without 30 days prior written notice to the Mortgagee (or, with respect to non-payment, 10 days prior written notice to the Mortgagee) or such lesser period as prescribed by applicable law.  Each Mortgage requires that the Mortgagor maintain insurance as described above or permits the Mortgagee to require insurance as described above, and permits the Mortgagee to purchase such insurance at the Mortgagor’s expense if Mortgagor fails to do so.

14.

(A) Other than payments due but not yet 30 days or more delinquent, to the Seller’s actual knowledge, based upon due diligence customarily performed with the servicing of comparable mortgage loans by prudent institutional lenders, there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and to the Seller’s actual knowledge no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller in any paragraph of this Schedule I and (B) the Seller has not waived any material default, breach, violation or event of acceleration under such Mortgage or Mortgage Note, except for a written waiver contained in the related Mortgage File being delivered to the Purchaser, and no such waiver has been granted since the date upon which the due diligence file related to the applicable Mortgage Loan was delivered to Clarion Partners, LLC, and pursuant to the terms of the related Mortgage or the related Mortgage Note and other documents in the related Mortgage File no Person or party other than the holder of such Mortgage Note may declare any event of default or accelerate the related indebtedness under either of such Mortgage or Mortgage Note.

15.

As of the Closing Date, each Mortgage Loan is not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment.

16.

Except with respect to ARD Loans, which provide that the rate at which interest accrues thereon increases after the Anticipated Repayment Date, the Mortgage Rate (exclusive of any default interest, late charges or prepayment premiums) of such Mortgage Loan is a fixed rate.

17.

Each related Mortgage does not provide for or permit, without the prior written consent of the holder of the Mortgage Note, each related Mortgaged Property to secure any other promissory note or obligation except as expressly described in such Mortgage.

18.

Each Mortgage Loan constitutes a “qualified mortgage” within the meaning of Section 860G(a)(3)of the Code (without regard to Treasury Regulations Sections 1.860G-2(a)(3) or 1.860G-2(f)(2)), is directly secured by a Mortgage on a commercial property or a multifamily residential property, and either (1) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the portion of such commercial or multifamily residential property that consists of an interest in real property (within the meaning of Treasury Regulations Sections 1.856-3(c) and 1.856-3(d)) and such interest in real property was the only security for such Mortgage Loan as of the Testing Date (as defined below), or (2) the fair market value of the interest in real property which secures such Mortgage Loan was at least equal to 80% of the principal amount of the Mortgage Loan (a) as of the Testing Date, or (b) as of the Closing Date.  For purposes of the previous sentence, (1) the fair market value of the referenced interest in real property shall first be reduced by (a) the amount of any lien on such interest in real property that is senior to the Mortgage Loan, and (b) a proportionate amount of any lien on such interest in real property that is on a parity with the Mortgage Loan, and (2) the “Testing Date” shall be the date on which the referenced Mortgage Loan was originated unless (a) such Mortgage Loan was modified after the date of its origination in a manner that would cause a “significant modification” of such Mortgage Loan within the meaning of Treasury Regulations Section 1.1001-3(b), and (b) such “significant modification” did not occur at a time when such Mortgage Loan was in default or when default with respect to such Mortgage Loan was reasonably foreseeable.  However, if the referenced Mortgage Loan has been subjected to a “significant modification” after the date of its origination and at a time when such Mortgage Loan was not in default or when default with respect to such Mortgage Loan was not reasonably foreseeable, the Testing Date shall be the date upon which the latest such “significant modification” occurred.

19.

One or more environmental site assessments or updates thereof (meeting American Society for Testing and Materials (ASTM) standards) were performed by an environmental consulting firm independent of the Seller and the Seller’s affiliates with respect to each related Mortgaged Property during the 18-months preceding the origination of the related Mortgage Loan, and the Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s).  If any such environmental report identified any Recognized Environmental Condition (REC), as that term is defined in the Standard Practice for Environmental Site Assessments:  Phase I Environmental Site Assessment Process Designation:  E 1527-00, as recommended by the American Society for Testing and Materials (ASTM), with respect to the related Mortgaged Property and the same have not been subsequently addressed in all material respects, then either (i) an escrow of 100% or more of the amount identified as necessary by the environmental consulting firm to address the REC is held by the Seller for purposes of effecting same (and the borrower has covenanted in the Mortgage Loan documents to perform such work), (ii) the related borrower or other responsible party having financial resources reasonably estimated to be adequate to address the REC is required to take such actions or is liable for the failure to take such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority or any environmental law or regulation, (iii) the borrower has provided an environmental insurance policy, (iv) an operations and maintenance plan has been or will be implemented or (v) such conditions or circumstances were investigated further and based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation.  All environmental assessments or updates that were in the possession of the Seller and that relate to a Mortgaged Property insured by an environmental insurance policy have been delivered to or disclosed to the environmental insurance carrier or insurance broker issuing such policy prior to the issuance of such policy.  The Mortgage Loan documents require the borrower to comply with all applicable environmental laws and each Mortgagor has agreed to indemnify the mortgagee for any losses resulting from any material, adverse environmental condition or failure of the Mortgagor to abide by such laws or has provided environmental insurance.

20.

Each related Mortgage and Assignment of Leases, together with applicable state law, contains customary and enforceable provisions for comparable mortgaged properties similarly situated such as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, subject to the effects of bankruptcy, insolvency, reorganization, receivership, moratorium, redemption, liquidation or similar law affecting the right of creditors and the application of principles of equity.

21.	No Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding.

22.

Each Mortgage Loan is a whole loan (except with respect to the Co-Lender Loans) and contains no equity participation by the lender or shared appreciation feature and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or, other than the ARD Loans, provide for negative amortization.  The Seller holds no preferred equity interest.

23.

Subject to certain exceptions, which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, each related Mortgage or loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without complying with the requirements of the Mortgage or loan agreement, (a) the related Mortgaged Property, or any controlling interest in the related Mortgagor, is directly transferred or sold (other than by reason of family and estate planning transfers, transfers by devise, descent or operation of law upon the death of a member, general partner or shareholder of the related Borrower and transfers of less than a controlling interest (as such term is defined in the related Mortgage Loan documents) in a mortgagor, issuance of non-controlling new equity interests, transfers among existing members, partners or shareholders in the Mortgagor or an affiliate thereof, transfers among affiliated Mortgagors with respect to Crossed Loans or multi-property Mortgage Loans or transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan (such as pledges of ownership interests that do not result in a change of control) or a substitution or release of collateral within the parameters of paragraph (26) below), or (b) the related Mortgaged Property or controlling interest in the borrower is encumbered in connection with subordinate financing by a lien or security interest against the related Mortgaged Property, other than any existing permitted additional debt.  The Mortgage Loan documents require the borrower to pay all reasonable costs incurred by the Mortgagor with respect to any transfer, assumption or encumbrance requiring lender’s approval.

24.

Except as set forth in the related Mortgage File, the terms of the related Mortgage Note and Mortgage(s) have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage and no such waiver, modification, alteration, satisfaction, impairment, cancellation, subordination or recission has occurred since the date upon which the due diligence file related to the applicable Mortgage Loan was delivered to Clarion Capital, LLC.

25.	Each related Mortgaged Property was inspected by or on behalf of the related originator or an affiliate during the 12 month period prior to the related origination date.

26.

Since origination, no material portion of the related Mortgaged Property has been released from the lien of the related Mortgage in any manner which materially and adversely affects the value of the Mortgage Loan or materially interferes with the security intended to be provided by such Mortgage, and, except with respect to Mortgage Loans (a) which permit defeasance by means of substituting for the Mortgaged Property (or, in the case of a Mortgage Loan secured by multiple Mortgaged Properties, one or more of such Mortgaged Properties) “government securities” as defined in the Investment Company Act of 1940, as amended, sufficient to pay the Mortgage Loans (or portions thereof) in accordance with their terms, (b) where a release of the portion of the Mortgaged Property was contemplated at origination and such portion was not considered material for purposes of underwriting the Mortgage Loan, (c) where release is conditional upon the satisfaction of certain underwriting and legal requirements and the payment of a release price that represents adequate consideration for such Mortgaged Property or the portion thereof that is being released, (d)  which permit the related Mortgagor to substitute a replacement property in compliance with REMIC Provisions or (e) which permit the release(s) of unimproved out-parcels or other portions of the Mortgaged Property that will not have a material adverse affect on the underwritten value of the security for the Mortgage Loan or that were not allocated to any value in the underwriting during the origination of the Mortgage Loan, the terms of the related Mortgage do not provide for release of any portion of the Mortgaged Property from the lien of the Mortgage except in consideration of payment in full therefor.

27.

To the Seller’s actual knowledge, based upon a letter from governmental authorities, a legal opinion, an endorsement to the related title policy, or based upon other due diligence considered reasonable by prudent commercial conduit mortgage lenders in the area where the applicable Mortgaged Property is located, as of the date of origination of such Mortgage Loan and as of the Cut-Off Date, there are no material violations of any applicable zoning ordinances, building codes and land laws applicable to the Mortgaged Property or the use and occupancy thereof which (i) are not insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy or (ii) would have a material adverse effect on the value, operation or net operating income of the Mortgaged Property.  The Mortgage Loan documents require the Mortgaged Property to comply with all applicable laws and ordinances.

28.

To the Seller’s actual knowledge based on surveys and/or the title policy referred to herein obtained in connection with the origination of each Mortgage Loan, none of the material improvements which were included for the purposes of determining the appraised value of the related Mortgaged Property at the time of the origination of the Mortgage Loan lies outside of the boundaries and building restriction lines of such property (except Mortgaged Properties which are legal non-conforming uses), to an extent which would have a material adverse affect on the value of the Mortgaged Property or related Mortgagor’s use and operation of such Mortgaged Property (unless affirmatively covered by title insurance) and no improvements on adjoining properties encroached upon such Mortgaged Property to any material and adverse extent (unless affirmatively covered by title insurance).

29.

With respect to at least 95% of such Seller’s Mortgage Loans (by balance) having a Cut-Off Date Balance in excess of 1% of the Initial Pool Balance, the related Mortgagor has covenanted in its organizational documents and/or the Mortgage Loan documents to own no significant asset other than the related Mortgaged Property or Mortgaged Properties, as applicable, and assets incidental to its ownership and operation of such Mortgaged Property, and to hold itself out as being a legal entity, separate and apart from any other Person.

30.

No advance of funds has been made other than pursuant to the loan documents, directly or indirectly, by the Seller to the Mortgagor and, to the Seller’s actual knowledge, no funds have been received from any Person other than the Mortgagor, for or on account of payments due on the Mortgage Note or the Mortgage.

31.

As of the date of origination and, to the Seller’s actual knowledge, as of the Cut-Off Date, there was no pending action, suit or proceeding, or governmental investigation of which it has received notice, against the Mortgagor or the related Mortgaged Property the adverse outcome of which could reasonably be expected to materially and adversely affect such Mortgagor’s ability to pay principal, interest or any other amounts due under such Mortgage Loan or the security intended to be provided by the Mortgage Loan documents or the current use of the Mortgaged Property.

32.

As of the date of origination, and, to the Seller’s actual knowledge, as of the Cut-Off Date, if the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and serving under such Mortgage or may be substituted in accordance with the Mortgage and applicable law.

33.

The Mortgage Loan and the interest (exclusive of any default interest, late charges or prepayment premiums) contracted for complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

34.

Except with respect to the Companion Loan of any Co-Lender Loan, the related Mortgage Note is not secured by any collateral that secures a Mortgage Loan that is not in the Trust Fund and each Crossed Loan is cross-collateralized only with other Mortgage Loans sold pursuant to this Agreement.

35.

The improvements located on the Mortgaged Property are either not located in a federally designated special flood hazard area or, if so located, the Mortgagor is required to maintain or the mortgagee maintains, flood insurance with respect to such improvements and such policy is in full force and effect in an amount no less than the lesser of (i) the original principal balance of the Mortgage Loan, (ii) the value of such improvements on the related Mortgaged Property located in such flood hazard area or (iii) the maximum allowed under the related federal flood insurance program.

36.

All escrow deposits and payments required pursuant to the Mortgage Loan as of the Closing Date required to be deposited with the Seller in accordance with the Mortgage Loan documents have been so deposited, are in the possession, or under the control, of the Seller or its agent and there are no deficiencies in connection therewith.

37.

To the Seller’s actual knowledge, based on the due diligence customarily performed in the origination of comparable mortgage loans by prudent commercial and multifamily mortgage lending institutions with respect to the related geographic area and properties comparable to the related Mortgaged Property, as of the date of origination of the Mortgage Loan, the related Mortgagor, the related lessee, franchisor or operator was in possession of all material licenses, permits and authorizations then required for use of the related Mortgaged Property by the related Mortgagor, and, as of the Cut-Off Date, the Seller has no actual knowledge that the related Mortgagor, the related lessee, franchisor or operator was not in possession of such licenses, permits and authorizations.  The Mortgage Loan documents require the borrower to maintain all such licenses, permits, authorizations and franchises.

38.

The origination (or acquisition, as the case may be), servicing and collection practices used by the Seller with respect to the Mortgage Loan have been in all respects legal and have met customary industry standards for servicing of commercial mortgage loans for conduit loan programs.

39.

Except for Mortgagors under Mortgage Loans the Mortgaged Property with respect to which includes a Ground Lease, the related Mortgagor (or its affiliate) has title in the fee simple interest in each related Mortgaged Property.

40.

The Mortgage Loan documents for each Mortgage Loan provide that each Mortgage Loan is non-recourse to the related Mortgagor except that the related Mortgagor and an additional guarantor accepts responsibility for any loss incurred due to fraud on the part of the Mortgagor and/or other intentional material misrepresentation.  Furthermore, the Mortgage Loan documents for each Mortgage Loan provide that the related Mortgagor and an additional guarantor shall be liable to the lender for losses incurred due to the misapplication or misappropriation of rents collected in advance or received by the related Mortgagor after the occurrence of an event of default and not paid to the Mortgagee or applied to the Mortgaged Property in the ordinary course of business, misapplication or conversion by the Mortgagor of insurance proceeds or condemnation awards or breach of the environmental covenants in the related Mortgage Loan documents.

41.

Subject to the exceptions set forth in paragraph (5) and upon possession of the Mortgaged Property as required under applicable state law, the Assignment of Leases set forth in the Mortgage or separate from the related Mortgage and related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and enforceable lien and security interest in the related Mortgagor’s interest in all leases, subleases, licenses or other agreements pursuant to which any Person is entitled to occupy, use or possess all or any portion of the real property.

42.	With respect to such Mortgage Loan, any prepayment premium and Yield Maintenance Charge constitutes a “customary prepayment penalty” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).

43.

If such Mortgage Loan contains a provision for any defeasance of mortgage collateral, such Mortgage Loan permits defeasance (1) no earlier than two years after the Closing Date and (2) only with substitute collateral constituting “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note.  Such Mortgage Loan was not originated with the intent to collateralize a REMIC offering with obligations that are not real estate mortgages.  In addition, if such Mortgage contains such a defeasance provision, it provides (or otherwise contains provisions pursuant to which the holder can require) that an opinion be provided to the effect that such holder has a first priority perfected security interest in the defeasance collateral.  The related Mortgage Loan documents permit the lender to charge all of its expenses associated with a defeasance to the Mortgagor (including rating agencies’ fees, accounting fees and attorneys’ fees), and provide that the related Mortgagor must deliver (or otherwise, the Mortgage Loan documents contain certain provisions pursuant to which the lender can require) (a) an accountant’s certification as to the adequacy of the defeasance collateral to make payments under the related Mortgage Loan for the remainder of its term, (b) an Opinion of Counsel that the defeasance complies with all applicable REMIC Provisions, and (c) assurances from the Rating Agencies that the defeasance will not result in the withdrawal, downgrade or qualification of the ratings assigned to the Certificates.  Notwithstanding the foregoing, some of the Mortgage Loan documents may not affirmatively contain all such requirements, but such requirements are effectively present in such documents due to the general obligation to comply with the REMIC Provisions and/or deliver a REMIC Opinion of Counsel.

44.

To the extent required under applicable law as of the date of origination, and necessary for the enforceability or collectability of the Mortgage Loan, the originator of such Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located at all times when it originated and held the Mortgage Loan.

45.	Neither the Seller nor any affiliate thereof has any obligation to make any capital contributions to the Mortgagor under the Mortgage Loan.

46.

Except with respect to the Companion Loan of any Co-Lender Loan, none of the Mortgaged Properties is encumbered, and none of the Mortgage Loan documents permits the related Mortgaged Property to be encumbered subsequent to the Closing Date without the prior written consent of the holder thereof, by any lien securing the payment of money junior to or of equal priority with, or superior to, the lien of the related Mortgage (other than Title Exceptions, taxes, assessments and contested mechanics and materialmens liens that become payable after the Cut-Off Date of the related Mortgage Loan).

47.

Each related Mortgaged Property constitutes one or more complete separate tax lots (or the related Mortgagor has covenanted to obtain separate tax lots and a Person has indemnified the mortgagee for any loss suffered in connection therewith or an escrow of funds in an amount sufficient to pay taxes resulting from a breach thereof has been established) or is subject to an endorsement under the related title insurance policy.

48.

An appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan; and such appraisal satisfied either (A) the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act or 1989, in either case as in effect on the date such Mortgage Loan was originated.

49.

In the origination and servicing of the Mortgage Loan, neither Seller nor any prior holder of the Mortgage Loan participated in any fraud or intentional material misrepresentation with respect to the Mortgage Loan.  To Seller’s knowledge, no Mortgagor or guarantor originated a Mortgage Loan.

50.	The related Mortgage Loan documents require the Mortgagor to provide the mortgagee with certain financial information at the times required under the related Mortgage Loan documents.

51.	Each Mortgaged Property is served by public utilities, water and sewer (or septic facilities) and otherwise appropriate for the use in which the Mortgaged Property is currently being utilized.

52.

With respect to each Mortgage Loan secured by a leasehold interest (except with respect to any Mortgage Loan also secured by a fee interest in the related Mortgaged Property), the Seller represents and warrants the following with respect to the related Ground Lease:

                    (a)          Such Ground Lease or a memorandum thereof has been or will be duly recorded no later than 30 days after the Closing Date and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Closing Date.

                    (b)          Upon the foreclosure of the Mortgage Loan (or acceptance of a deed in lieu thereof), the Mortgagor’s interest in such Ground Lease is assignable to the mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Closing Date).

                    (c)          Such Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the mortgagee and any such action without such consent is not binding on the mortgagee, its successors or assigns, except termination or cancellation if (i) an event of default occurs under the Ground Lease, (ii) notice thereof is provided to the mortgagee and (iii) such default is curable by the mortgagee as provided in the Ground Lease but remains uncured beyond the applicable cure period.

                    (d)          Such Ground Lease is in full force and effect and, to the actual knowledge of the Seller, at the Closing Date other than payments due but not yet 30 days or more delinquent (i) there is no material default, and (ii) there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease.

                    (e)          The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the mortgagee.  The Ground Lease or ancillary agreement further provides that no notice given is effective against the mortgagee unless a copy has been given to the mortgagee in a manner described in the Ground Lease or ancillary agreement.

                    (f)          The Ground Lease (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject, however, to only the Title Exceptions or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject.

                    (g)          A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease) to cure any curable default under such Ground Lease before the lessor thereunder may terminate such Ground Lease.

                    (h)          Such Ground Lease has an original term (together with  any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the mortgagee if the mortgagee acquires the lessee’s rights under the Ground Lease) that extends not less than 20 years beyond the Stated Maturity Date.

                    (i)          Under the terms of such Ground Lease, any estoppel or consent letter received by the mortgagee from the lessor, and the related Mortgage, taken together, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment or defeasance of the outstanding principal balance of the Mortgage Loan, together with any accrued interest  (except in cases where a different allocation would not be viewed as commercially unreasonable by any commercial mortgage lender, taking into account the relative duration of the Ground Lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Mortgage Loan).

(j) The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial lender.

(k) The ground lessor under such Ground Lease is required to enter into a new lease upon termination of the Ground Lease for any reason, including the rejection of the Ground Lease in bankruptcy.

SCHEDULE II

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

Exceptions to Representation 8

Loans		Description of Exception

1	AmericasMart

The Mortgage Loan is cross-collateralized and cross-defaulted with its related Companion Loan, which is not included in the Mortgage Pool.  In addition, the Companion Loan is secured by the same Mortgaged Property and the same mortgage securing its related Mortgage Loan.

Exceptions to Representation 13

Loans		Description of Exception

23	Home Depot (Tacoma, WA)	The related Mortgage Loan documents permit the related Mortgagor to self insure.
38	Home Depot (Spokane, WA)
56	Walgreens (Kansas City, MO)
64	Walgreens (Chicago (West Foster Place), IL)
66	Walgreens (Kansas City, KS)
67	Walgreens (Livonia, MI)
69	Walgreens (Sedalia, MO)
71	Walgreens (Merriam, KS)
72	Walgreens (Massillion, OH)
74	Walgreens (Overlandpark, KS)
76	Walgreens (Decatur, GA)
78	Walgreens (Wylie, TX)
80	Walgreens (Medina, OH)
82	Walgreens (Findlay, OH)
84	Walgreens (Independence, MO)
87	Walgreens (Wichita Falls, TX)
88	Walgreens (Bartlett, TN)
89	Walgreens (Chicago (West 79th Street), IL)
90	Walgreens (Muscatine, IA)

Exceptions to Representation 17

Loans		Description of Exception

8	Centennial Tower	The related Mortgaged Property secures the Mortgage Loan and its related Companion Loan, which is not included in the Mortgage Pool.
9	240 West 40th Street
18	Courtyard Marriott – Miami Beach, FL
50	Merchants Crossing

Exceptions to Representation 22

Loans		Description of Exception

46	Bonair Townhome Apartments	Wachovia Development Corporation, an affiliate of the Mortgage Loan Seller, is an equity investor and owns 90% in the borrowing entity.
51	Oak Terrace Apartments

56	Walgreens (Kansas City, MO)	Wachovia Development Corporation, an affiliate of the Mortgage Loan Seller, is the sole member of the borrowing entity.
66	Walgreens (Kansas City, KS)
67	Walgreens (Livonia, MI)
69	Walgreens (Sedalia, MO)
71	Walgreens (Merriam, KS)
72	Walgreens (Massillion, OH)
74	Walgreens (Overlandpark, KS)
76	Walgreens (Decatur, GA)
78	Walgreens (Wylie, TX)
80	Walgreens (Medina, OH)
82	Walgreens (Findlay, OH)
84	Walgreens (Independence, MO)
89	Walgreens (Chicago (West 79th Street), IL)
90	Walgreens (Muscatine, IA)

Exceptions to Representation 23

Loans		Description of Exception

10	The Suffolk Building	The related Mortgage Loan documents permit future mezzanine debt.
16	O’Fallon Walk
21	Valparaiso Walk
24	Waterford Village Apartments
33	Dunwoody Place
39	Sierra Lakes Mobile Home Park
42	Lakeside Plaza
46	Bonair Townhome Apartments
51	Oak Terrace Apartments
54	Valley Walk
62	The Mark Apartments
79	Terrace View Phase VI
86	Hamilton Plaza

40	Homewood Suites – Chester, VA	The related Mortgage Loan documents permit future secondary mortgage debt.
74	Holiday Express – Midlothian, VA

Exceptions to Representation 26

Loans		Description of Exception

53	Regency Park Apartments	The Mortgage Loan documents permit the release of a twenty-five foot access drive to the City of Greenwood, South Carolina for the purposes of converting to a public roadway.

Exceptions to Representation 40

Loans		Description of Exception

1	AmericasMart	The related Mortgage Loan documents do not provide for an additional guarantor with respect to breaches of the environmental covenants with respect to the Mortgage Loan.

2	Regency Centers Pool	No additional guarantor exists with respect to the related Mortgage Loan.
7	Weslayan Plaza
11	Corbin Corners
14	Point Loma Plaza
17	Cloppers Mill Village Center
19	Rancho San Diego Village
20	Fox Mill Shopping Center
26	Centre Ridge Market Place
27	Snell & Branham Plaza
29	Saratoga Shopping Center
30	Stanford Ranch Village
31	Eastgate Plaza
32	Eustis Village Shopping Center
36	Willow Lake Shopping Center
56	Walgreens (Kansas City, MO)
64	Walgreens (Chicago (West Foster Place), IL)
66	Walgreens (Kansas City, KS)
67	Walgreens (Livonia, MI)
69	Walgreens (Sedalia, MO)
71	Walgreens (Merriam, KS)
72	Walgreens (Massillion, OH)
74	Walgreens (Overlandpark, KS)
76	Walgreens (Decatur, GA)
78	Walgreens (Wylie, TX)
80	Walgreens (Medina, OH)
82	Walgreens (Findlay, OH)
84	Walgreens (Independence, MO)
87	Walgreens (Wichita Falls, TX)
88	Walgreens (Bartlett, TN)
89	Walgreens (Chicago (West 79th Street), IL)
90	Walgreens (Muscatine, IA)

10	The Suffolk Building

No additional guarantor exists with respect to the related Mortgage Loan.  However, the Mortgage Loan documents do provide for a springing guaranty with respect to a portion of the collateral for the Mortgage Loan.

Loans		Description of Exception

13	Five Points Shopping Center

The related Mortgage Loan documents provide for an additional guarantor only with respect to breaches of the environmental covenants with respect to the Mortgage Loan, and the liability of such additional guarantor is limited to $4,000,000 in the aggregate.

49	Holiday Inn – Bradenton, FL	The related Mortgage Loan documents provide for an additional guarantor only with respect to breaches of the environmental covenants with respect to the Mortgage Loan.

Exceptions to Representation 52(b)

Loans		Description of Exception

1	AmericasMart	One (1) of the 16 ground leases comprising the leasehold interest portion of the related Mortgaged Property is not freely assignable without the consent of the ground lessor.

Exceptions to Representation 52(c)

Loans		Description of Exception

1	AmericasMart

Although the ground lessor must notify the mortgagee of any defaults by the borrower, none of the 16 ground leases comprising the leasehold interest portion of the related Mortgaged Property permit the mortgagee to cure defaults by the related borrower beyond the applicable cure period.

1	AmericasMart

Under certain circumstances, the ground leases comprising the leasehold interest portion of the related Mortgaged Property may be amended, modified, terminated, surrendered or canceled without written consent of the mortgagee.

Exceptions to Representation 52(f)

Loans		Description of Exception

1	AmericasMart	One (1) of the 16 ground leases comprising the leasehold interest portion of the related Mortgaged Property is not freely assignable without the consent of the ground lessor.

Exceptions to Representation 52(h)

Loans		Description of Exception

1	AmericasMart

With respect to 1 of the 16 ground leases comprising the leasehold interest portion of the related Mortgaged Property, the term of such ground lease does not extend at least 20 years beyond the maturity date.

Exceptions to Representation 52(i)

Loans		Description of Exception

1	AmericasMart

The ground leases comprising the leasehold interest portion of the related Mortgaged Property do not permit the mortgagee to control or supervise insurance or condemnation proceeds, nor are such proceeds required to be used to repair or restore the related Mortgaged Property or to pay down the outstanding principal balance of the Mortgage Loan.

60	Edgewater Trace	The Mortgage Loan documents allow the Mortgagee to participate in, but not control, proceedings involving the allocation and disbursement of condemnation awards or casualty insurance proceeds.

Exceptions to Representation 52(k)

Loans		Description of Exception

1	AmericasMart	None of the 16 ground leases comprising the leasehold interest portion of the related Mortgaged Property require the ground lessor to enter into a new lease with the mortgagee upon termination.

EXHIBIT A

Mortgage Loan Schedule

Mortgage Loan Number	Loan Group Number	Property Name	Address	City	State	Zip Code	County

1	1	AmericasMart (1)	240 Peachtree Street, 230 & 250 Spring Street	Atlanta	GA	30303	Fulton
2	1	Regency Centers Pool	Various	Various	Various	Various	Various
2.1		Applewood Village Shopping Center	3230-3600 Youngfield Street	Wheat Ridge	CO	80033	Jefferson
2.2		Arapahoe Village Shopping Center	2798 Arapahoe Avenue	Boulder	CO	80302	Boulder
2.3		Rockford Road Plaza Shopping Center	4100-4190 Vinewood Lane North	Plymouth	MN	55442	Hennepin
2.4		Colonial Square Shopping Center	1125 Wayzata Boulevard East	Wayzata	MN	55391	Hennepin
2.5		Cherrywood Square Shopping Center	7575 South University Boulevard	Centennial	CO	80111	Arapahoe
2.6		Ralston Square Shopping Center	12350 West 64th Street	Arvada	CO	80004	Jefferson
3	1	U.S. Bancorp	800 Nicollet Mall	Minneapolis	MN	55402	Hennepin
4	1	50 West 23rd Street	50 West 23rd Street	New York	NY	10010	New York
5	1	600 Community Drive	600 Community Drive	Manhasset	NY	11030	Nassau
6	1	The Galleria	115 East 57th Street	New York	NY	10022	New York
7	1	Weslayan Plaza	5586 Weslayan Street	Houston	TX	77005	Harris
8	1	Centennial Tower	101 Marietta Street	Atlanta	GA	30303	Fulton
9	1	240 West 40th Street	240 West 40th Street	New York	NY	10018	New York
10	1	The Suffolk Building	5611 Columbia Pike	Falls Church	VA	22041	Fairfax
11	1	Corbin Corners	1459 New Britain Avenue	West Hartford	CT	06107	Hartford
12	2	Glen Park Apartments	952 Southwest Campus Drive	Federal Way	WA	98023	King
13	1	Five Points Shopping Center	3943 State Street	Santa Barbara	CA	93105	Santa Barbara
14	1	Point Loma Plaza	3645 Midway Drive	San Diego	CA	92110	San Diego
15	1	Plaza Volente	11521 Ranch Road North	Austin	TX	78726	Travis
16	1	O’Fallon Walk	2235 Highway K	O’ Fallon	MO	63366	Saint Charles
17	1	Cloppers Mill Village Center	18000-18080 Matney Road	Germantown	MD	20874	Montgomery
18	1	Courtyard Marriott - Miami Beach, FL (3)	3925 Collins Avenue	Miami Beach	FL	33140	Miami-Dade
19	1	Rancho San Diego Village	3605-3787 Avocado Boulevard	La Mesa	CA	91941	San Diego
20	1	Fox Mill Shopping Center	2551 John Milton Drive	Herndon	VA	20171	Fairfax
21	1	Valparaiso Walk	SEC Silhavy Road and LaPort Road	Valparaiso	IN	46383	Porter
22	2	Stephanus Pool	Various	Various	WA	Various	Various
22.1		Camelot Apartments	11030 Evergreen Way	Everett	WA	98204
22.2		Charbern Apartments	1705 Belmont Avenue	Seattle	WA	98122	King
22.3		Carolina Court Apartments	527 Eastlake Avenue	Seattle	WA	98109	King
23	1	Home Depot - Tacoma, WA	4602 Center Street	Tacoma	WA	98409	Pierce
24	1	Waterford Village Apartments	4405 Waterford Valley Drive	Durham	NC	27713	Durham
25	1	The Meadows at Indian Creek Apartments	100 Eagle Drive	Emmaus	PA	18049	Lehigh
26	1	Centre Ridge Market Place	6317-6365 Multiplex Drive	Centreville	VA	22020	Fairfax
27	1	Snell & Branham Plaza	179 Branham Lane	San Jose	CA	95136	Santa Clara
28	1	Point North Apartments	4445 Harriet Lane	Bethlehem	PA	18017	Northampton
29	1	Saratoga Shopping Center	8070 Rolling Road	Springfield	VA	22153	Fairfax
30	1	Stanford Ranch Village	2321, 2341, 2345, 2351 Sunset Boulevard	Rocklin	CA	95765	Placer
31	1	Eastgate Plaza	3470 150th Avenue SE	Bellevue	WA	98006	King
32	1	Eustis Village Shopping Center	2864 David Walker Drive	Eustis	FL	32726	Lake
33	1	Dunwoody Place Shopping Center	8725 Roswell Road	Atlanta	GA	30350	Fulton
34	2	Berkeley Heights Apartments	22804 91st Way South	Kent	WA	98031	King
35	1	Indian River Square	5880 20th Street	Vero Beach	FL	32966	Indian River
36	1	Willow Lake Shopping Center	2550 Lake Circle Lane	Indianapolis	IN	46268	Marion
37	2	The Glen at White Pines Apartments	8245 White Pine Drive	Manassas Park	VA	20111	Prince William
38	1	Home Depot - Spokane, WA	9116 North Newport Highway	Spokane	WA	99218	Spokane
39	1	Sierra Lakes Mobile Home Park	4300 Rocklin Road	Rocklin	CA	95677	Placer
40	1	Homewood Suites - Chester, VA	12810 Old Stage Road	Chester	VA	23836	Chesterfield
41	1	Holiday Inn - Saratoga Springs, NY	232 Broadway	Saratoga Springs	NY	12866	Saratoga
42	1	Lakeside Plaza	501 Belt Line Road	Collinsville	IL	62234	Madison
43	2	Maple Ridge Townhome Apartments	344 Red Maple Drive	Blacksburg	VA	24060	Montgomery
44	1	Freeway Crossing Shopping Center	1537 Freeway Drive	Reidsville	NC	27320	Rockingham
45	1	60 State Street	60 State Street	Hackensack	NJ	07601	Bergen
46	2	Bonair Townhome Apartments	1466 Bonair Road	Vista	CA	92084	San Diego
47	1	Holiday Inn Express - Midlothian, VA	5030 West Village Green Drive	Midlothian	VA	23113	Chesterfield
48	2	Alderwood Apartments	37057 Magnolia Street	Newark	CA	94560	Alameda
49	1	Holiday Inn - Bradenton, FL (4)	100 Riverfront Drive	Bradenton	FL	34205	Manatee
50	1	Merchants Crossing (5)	1100 West Argyle Street	Jackson	MI	49202	Jackson
51	1	Oak Terrace Apartments	1440 Oak Drive	Vista	CA	92084	San Diego
52	2	Franklin Park Apartments	2407 Neil Armstrong Drive	West Lafayette	IN	47906	Tippecanoe
53	2	Regency Park Apartments	120 Edinborough Circle	Greenwood	SC	29649	Greenwood
54	1	Valley Walk	4430 Fox Valley Center Drive	Aurora	IL	60504	DuPage
55	1	Main Street Station	1003 East Broad Street	Fuquay-Varina	NC	27526	Wake
56	1	Walgreens - Kansas City, MO	3845 Broadway	Kansas City	MO	64111	Jackson
57	2	Kensington Park Apartments	2716 Brigadoon Drive	Raleigh	NC	27606	Wake
58	1	Kmart Center	500-580 Atlantic Boulevard	Neptune Beach	FL	32266	Duval
59	1	Ridgeway Self Storage - Ellicott City, MD	3470 Ellicott Center Drive	Ellicott City	MD	21043	Howard
60	2	Edgewater Trace Apartments	10714 Abbercorn Street	Savannah	GA	31419	Chatham
61	1	Walgreens - Glen Ellyn, IL	840 North Main Street	Glen Ellyn	IL	60137	Du Page
62	1	The Mark Apartments	5701 East Shirley Lane	Montgomery	AL	36117	Montgomery
63	1	Ridgeway Self Storage - Eldersburg, MD	501 Liberty Road	Eldersburg	MD	21784	Carroll
64	1	Walgreens - Chicago (West Foster Place), IL	7155 West Foster Place	Chicago	IL	60656	Cook
65	1	Audubon Square Shopping Center - Pad Sites 1, 4 and 5	705, 711, and 717 South Trooper Road	Norristown	PA	19403	Montgomery
66	1	Walgreens - Kansas City, KS	7739 State avenue	Kansas City	KS	66112	Wyandotte
67	1	Walgreens - Livonia, MI	33330 Plymouth Road	Livonia	MI	48150	Wayne
68	1	Cobbs Corner II	NWC of Benvenue Road and Jeffreys Road	Rocky Mount	NC	27804	Nash
69	1	Walgreens - Sedalia, MO	801 S. Limit Avenue	Sedalia	MO	65301	Pettis
70	1	CVS - Choctaw, OK	2351 Harper Street	Choctaw	OK	73020	Oklahoma
71	1	Walgreens - Merriam, KS	8701 Johnson Drive	Merriam	KS	66202	Johnson
72	1	Walgreens - Massillion, OH	1950 Wales Road NE	Massillon	OH	44646	Stark
73	1	Sconset Commons	365 Westport Avenue	Norwalk	CT	06851	Fairfield
74	1	Walgreens - Overlandpark, KS	8681 West 135th Street	Overland Park	KS	66223	Johnson
75	1	Oak Ridge Shopping Center	1524 Holland Road	Suffolk	VA	23434	Suffolk City
76	1	Walgreens - Decatur, GA	2065 South Hairston Road	Decatur	GA	30035	DeKalb
77	1	Kmart Plaza	1133 York Road	Warminster	PA	18974	Bucks
78	1	Walgreens - Wylie, TX	720 West FM 544	Wylie	TX	75098	Collin
79	1	Terrace View - Phase VI	5200 Progress Street	Blacksburg	VA	24060	Montgomery
80	1	Walgreens - Medina, OH	805 North Court Street	Medina	OH	44256	Medina
81	1	Reston International Convenience Center	11842-11844 Sunrise Valley Drive	Reston	VA	20191	Fairfax
82	1	Walgreens - Findlay, OH	15031 US 224 East	Findlay	OH	45840	Hancock
83	1	Springhill Suites - Pinehurst, NC	10024 US Highway 15/501	Pinehurst	NC	28374	Moore
84	1	Walgreens - Independence, MO	17811 U.S. Highway 24	Independence	MO	64056	Jackson
85	1	128 East Avenue	128 East Avenue and One Daskam Lane	Norwalk	CT	06851	Fairfield
86	1	Hamilton Plaza	74 South Main Street & 680, 686, 700 Worcester Road	Framingham	MA	01701	Middlesex
87	1	Walgreens - Wichita Falls, TX	1701 Ninth Street	Wichita Falls	TX	76301	Wichita
88	1	Walgreens - Bartlett, TN	8097 US Highway 70	Bartlett	TN	38134	Shelby
89	1	Walgreens - Chicago (West 79th Street), IL	1213 West 79th Street	Chicago	IL	60620	Cook
90	1	Walgreens - Muscatine, IA	1703 Park Avenue	Muscatine	IA	52761	Muscatine
91	1	CVS - Columbus, GA	625 Manchester Expressway	Columbus	GA	31904	Muscogee
92	1	Point 100 Building	100 East Sybelia Avenue	Maitland	FL	32751	Orange

Mortgage Loan Number	Loan Group Number	Property Name	Cut-Off Date Loan Balance ($)	Monthly P&I Payments ($)	Grace Days	Mortgage Rate (%)	Number of Units

1	1	AmericasMart (1)	204,817,318.54	1,192,420.36		5.7200%	4,070,908
2	1	Regency Centers Pool	123,155,000.00	IO		5.0300%	1,004,867
2.1		Applewood Village Shopping Center					375,622
2.2		Arapahoe Village Shopping Center					159,237
2.3		Rockford Road Plaza Shopping Center					207,897
2.4		Colonial Square Shopping Center					93,200
2.5		Cherrywood Square Shopping Center					86,161
2.6		Ralston Square Shopping Center					82,750
3	1	U.S. Bancorp	105,000,000.00	IO		5.2900%	929,694
4	1	50 West 23rd Street	75,000,000.00	IO		5.3900%	333,959
5	1	600 Community Drive	50,595,000.00	IO		5.6418%	252,774
6	1	The Galleria	50,000,000.00	IO		5.4100%	151,911
7	1	Weslayan Plaza	45,007,000.00	IO		5.1200%	357,250
8	1	Centennial Tower	45,000,000.00	272,116.59		6.0800%	638,363
9	1	240 West 40th Street	42,000,000.00	238999		5.5200%	163,115
10	1	The Suffolk Building	42,000,000.00	228039	7	5.1000%	257,425
11	1	Corbin Corners	37,100,000.00	IO		5.1600%	177,207
12	2	Glen Park Apartments	33,000,000.00	IO		5.6700%	464
13	1	Five Points Shopping Center	32,054,000.00	IO		5.1200%	144,553
14	1	Point Loma Plaza	31,850,000.00	IO		5.1200%	213,105
15	1	Plaza Volente	28,680,000.00	161405		5.4200%	160,533
16	1	O’Fallon Walk	25,988,000.00	148,046.53		5.5300%	157,779
17	1	Cloppers Mill Village Center	25,743,000.00	IO		5.1600%	137,035
18	1	Courtyard Marriott - Miami Beach, FL (3)	23,500,000.00	162,067.54		6.7300%	262
19	1	Rancho San Diego Village	21,560,000.00	IO		5.1600%	152,895
20	1	Fox Mill Shopping Center	21,430,000.00	IO		5.1200%	103,269
21	1	Valparaiso Walk	20,820,000.00	118,605.85		5.5300%	143,143
22	2	Stephanus Pool	20,700,000.00	119,095.54		5.6200%	427
22.1		Camelot Apartments					289
22.2		Charbern Apartments					66
22.3		Carolina Court Apartments					72
23	1	Home Depot - Tacoma, WA	17,323,000.00	IO		4.8000%	137,024
24	1	Waterford Village Apartments	17,000,000.00	IO		5.1600%	360
25	1	The Meadows at Indian Creek Apartments	16,484,111.48	92,755.60		5.4100%	232
26	1	Centre Ridge Market Place	16,400,000.00	IO		5.1200%	104,154
27	1	Snell & Branham Plaza	16,351,000.00	IO		5.1200%	99,349
28	1	Point North Apartments	15,984,592.95	89,944.83		5.4100%	200
29	1	Saratoga Shopping Center	15,468,000.00	IO		5.0600%	101,588
30	1	Stanford Ranch Village	14,660,000.00	IO		5.1600%	89,874
31	1	Eastgate Plaza	14,591,000.00	IO		5.0600%	78,230
32	1	Eustis Village Shopping Center	14,000,000.00	79,051.83		5.4500%	136,927
33	1	Dunwoody Place Shopping Center	13,720,000.00	77,986.75		5.5100%	102,367
34	2	Berkeley Heights Apartments	13,567,000.00	75,085.63		5.2700%	218
35	1	Indian River Square	13,300,000.00	74,849.72		5.4200%	144,134
36	1	Willow Lake Shopping Center	12,800,000.00	IO		5.1200%	85,923
37	2	The Glen at White Pines Apartments	12,700,000.00	72,029.54		5.4900%	166
38	1	Home Depot - Spokane, WA	11,460,000.00	IO		4.7500%	130,624
39	1	Sierra Lakes Mobile Home Park	10,700,000.00	60,686.31		5.4900%	228
40	1	Homewood Suites - Chester, VA	10,500,000.00	66,564.73		5.8300%	118
41	1	Holiday Inn - Saratoga Springs, NY	9,993,067.40	64,196.49		6.6500%	168
42	1	Lakeside Plaza	9,550,000.00	54,463.76		5.5400%	127,701
43	2	Maple Ridge Townhome Apartments	8,800,000.00	49,250.04		5.3700%	118
44	1	Freeway Crossing Shopping Center	8,104,641.20	47,903.20		5.8500%	88,475
45	1	60 State Street	8,000,000.00	43,879.46		5.1900%	58,512
46	2	Bonair Townhome Apartments	7,450,000.00	IO		5.4700%	82
47	1	Holiday Inn Express - Midlothian, VA	7,350,000.00	46,639.90		5.8400%	96
48	2	Alderwood Apartments	7,300,000.00	41,723.82		5.5600%	96
49	1	Holiday Inn - Bradenton, FL (4)	7,000,000.00	44164		5.7800%	153
50	1	Merchants Crossing (5)	6,930,000.00	39,304.31		5.4900%	110,070
51	1	Oak Terrace Apartments	6,875,000.00	IO		5.4700%	82
52	2	Franklin Park Apartments	6,400,000.00	35,499.76		5.2900%	168
53	2	Regency Park Apartments	6,193,702.25	34,006.58		5.1900%	132
54	1	Valley Walk	6,192,000.00	35,274.13		5.5300%	15,450
55	1	Main Street Station	6,000,000.00	33,616.98		5.3800%	55,000
56	1	Walgreens - Kansas City, MO	5,660,000.00	IO		5.3100%	15,120
57	2	Kensington Park Apartments	5,600,000.00	30,992.81		5.2700%	336
58	1	Kmart Center	5,500,000.00	33,023.55		5.2700%	150,484
59	1	Ridgeway Self Storage - Ellicott City, MD	5,395,037.51	34,640.24		5.9500%	70,490
60	2	Edgewater Trace Apartments	4,995,066.21	27,796.29		5.3100%	159
61	1	Walgreens - Glen Ellyn, IL	4,800,000.00	26,803.86		5.3500%	14,490
62	1	The Mark Apartments	4,784,915.21	26,595.04		5.2800%	144
63	1	Ridgeway Self Storage - Eldersburg, MD	4,648,001.59	29,843.70		5.9500%	86,930
64	1	Walgreens - Chicago (West Foster Place), IL	4,625,000.00	IO		4.9000%	15,330
65	1	Audubon Square Shopping Center - Pad Sites 1, 4 and 5	4,395,886.96	25,065.60		5.5300%	15,086
66	1	Walgreens - Kansas City, KS	4,165,000.00	IO		5.4000%	14,560
67	1	Walgreens - Livonia, MI	4,080,000.00	IO		5.3100%	14,490
68	1	Cobbs Corner II	4,000,000.00	22,411.32		5.3800%	53,325
69	1	Walgreens - Sedalia, MO	3,815,000.00	IO		5.1800%	13,650
70	1	CVS - Choctaw, OK	3,800,000.00	22,320.82		5.8100%	13,824
71	1	Walgreens - Merriam, KS	3,785,000.00	IO		5.3100%	15,120
72	1	Walgreens - Massillion, OH	3,725,000.00	IO		5.4000%	14,490
73	1	Sconset Commons	3,700,000.00	IO		5.3100%	26,990
74	1	Walgreens - Overlandpark, KS	3,680,000.00	IO		5.4000%	14,490
75	1	Oak Ridge Shopping Center	3,580,000.00	20,349.31		5.5100%	38,700
76	1	Walgreens - Decatur, GA	3,551,000.00	IO		5.3100%	14,440
77	1	Kmart Plaza	3,500,000.00	21015		5.2700%	108,960
78	1	Walgreens - Wylie, TX	3,460,000.00	IO		5.3100%	15,120
79	1	Terrace View - Phase VI	3,400,000.00	18,418.53		5.0800%	104
80	1	Walgreens - Medina, OH	3,390,000.00	IO		5.3100%	14,490
81	1	Reston International Convenience Center	3,350,000.00	20,910.60		6.3800%	9,289
82	1	Walgreens - Findlay, OH	3,295,000.00	IO		5.4000%	14,560
83	1	Springhill Suites - Pinehurst, NC	3,200,000.00	20,189.46		5.7800%	107
84	1	Walgreens - Independence, MO	3,160,000.00	IO		5.3100%	15,120
85	1	128 East Avenue	3,000,000.00	IO		5.3100%	20,485
86	1	Hamilton Plaza	3,000,000.00	IO		5.7500%	60,042
87	1	Walgreens - Wichita Falls, TX	2,959,000.00	IO		4.8500%	14,553
88	1	Walgreens - Bartlett, TN	2,950,000.00	IO		4.7500%	14,490
89	1	Walgreens - Chicago (West 79th Street), IL	2,950,000.00	IO		5.3100%	11,228
90	1	Walgreens - Muscatine, IA	2,650,000.00	IO		5.3100%	15,120
91	1	CVS - Columbus, GA	2,500,000.00	14,748.52		5.8500%	11,970
92	1	Point 100 Building	1,350,000.00	7,521.78		5.3300%	40,726

Mortgage Loan Number	Loan Group Number	Property Name	Unit of Measure	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Maturity Date or ARD	Original Amort Term (Mos.)

1	1	AmericasMart (1)	Sq. Ft.	120	119	05/11/15	360
2	1	Regency Centers Pool	Sq. Ft.	60	60	06/11/10	IO
2.1		Applewood Village Shopping Center	Sq. Ft.
2.2		Arapahoe Village Shopping Center	Sq. Ft.
2.3		Rockford Road Plaza Shopping Center	Sq. Ft.
2.4		Colonial Square Shopping Center	Sq. Ft.
2.5		Cherrywood Square Shopping Center	Sq. Ft.
2.6		Ralston Square Shopping Center	Sq. Ft.
3	1	U.S. Bancorp	Sq. Ft.	120	119	05/11/15	IO
4	1	50 West 23rd Street	Sq. Ft.	66	65	11/11/10	IO
5	1	600 Community Drive	Sq. Ft.	120	120	06/11/15	IO
6	1	The Galleria	Sq. Ft.	84	84	06/11/12	IO
7	1	Weslayan Plaza	Sq. Ft.	72	72	06/11/11	IO
8	1	Centennial Tower	Sq. Ft.	60	60	06/11/10	360
9	1	240 West 40th Street	Sq. Ft.	120	120	06/11/15	360
10	1	The Suffolk Building	Sq. Ft.	120	119	05/04/15	360
11	1	Corbin Corners	Sq. Ft.	84	84	06/11/12	IO
12	2	Glen Park Apartments	Units	60	59	05/11/10	IO
13	1	Five Points Shopping Center	Sq. Ft.	72	72	06/11/11	IO
14	1	Point Loma Plaza	Sq. Ft.	72	72	06/11/11	IO
15	1	Plaza Volente	Sq. Ft.	120	120	06/11/15	360
16	1	O’Fallon Walk	Sq. Ft.	120	120	06/11/15	360
17	1	Cloppers Mill Village Center	Sq. Ft.	84	84	06/11/12	IO
18	1	Courtyard Marriott - Miami Beach, FL (3)	Rooms	84	84	06/11/12	300
19	1	Rancho San Diego Village	Sq. Ft.	84	84	06/11/12	IO
20	1	Fox Mill Shopping Center	Sq. Ft.	72	72	06/11/11	IO
21	1	Valparaiso Walk	Sq. Ft.	120	120	06/11/15	360
22	2	Stephanus Pool	Units	120	120	06/11/15	360
22.1		Camelot Apartments	Units
22.2		Charbern Apartments	Units
22.3		Carolina Court Apartments	Units
23	1	Home Depot - Tacoma, WA	Sq. Ft.	120	115	01/11/15	IO
24	1	Waterford Village Apartments	Units	60	60	06/11/10	IO
25	1	The Meadows at Indian Creek Apartments	Units	120	119	05/11/15	360
26	1	Centre Ridge Market Place	Sq. Ft.	72	72	06/11/11	IO
27	1	Snell & Branham Plaza	Sq. Ft.	72	72	06/11/11	IO
28	1	Point North Apartments	Units	120	119	05/11/15	360
29	1	Saratoga Shopping Center	Sq. Ft.	60	60	06/11/10	IO
30	1	Stanford Ranch Village	Sq. Ft.	84	84	06/11/12	IO
31	1	Eastgate Plaza	Sq. Ft.	60	60	06/11/10	IO
32	1	Eustis Village Shopping Center	Sq. Ft.	120	119	05/11/15	360
33	1	Dunwoody Place Shopping Center	Sq. Ft.	120	119	05/11/15	360
34	2	Berkeley Heights Apartments	Units	120	120	06/11/15	360
35	1	Indian River Square	Sq. Ft.	120	120	06/11/15	360
36	1	Willow Lake Shopping Center	Sq. Ft.	72	72	06/11/11	IO
37	2	The Glen at White Pines Apartments	Units	120	120	06/11/15	360
38	1	Home Depot - Spokane, WA	Sq. Ft.	120	116	02/11/15	IO
39	1	Sierra Lakes Mobile Home Park	Pads	120	120	06/11/15	360
40	1	Homewood Suites - Chester, VA	Rooms	120	120	06/11/15	300
41	1	Holiday Inn - Saratoga Springs, NY	Rooms	120	119	05/11/15	360
42	1	Lakeside Plaza	Sq. Ft.	120	119	05/11/15	360
43	2	Maple Ridge Townhome Apartments	Units	120	120	07/11/15	360
44	1	Freeway Crossing Shopping Center	Sq. Ft.	120	118	04/11/15	360
45	1	60 State Street	Sq. Ft.	108	108	07/11/14	360
46	2	Bonair Townhome Apartments	Units	60	59	05/11/10	IO
47	1	Holiday Inn Express - Midlothian, VA	Rooms	120	120	06/11/15	300
48	2	Alderwood Apartments	Units	120	120	06/11/15	360
49	1	Holiday Inn - Bradenton, FL (4)	Rooms	120	120	07/11/15	300
50	1	Merchants Crossing (5)	Sq. Ft.	120	119	05/11/15	360
51	1	Oak Terrace Apartments	Units	60	59	05/11/10	IO
52	2	Franklin Park Apartments	Units	120	120	06/11/15	360
53	2	Regency Park Apartments	Units	120	119	05/11/15	360
54	1	Valley Walk	Sq. Ft.	120	120	06/11/15	360
55	1	Main Street Station	Sq. Ft.	120	120	06/11/15	360
56	1	Walgreens - Kansas City, MO	Sq. Ft.	84	84	06/11/12	IO
57	2	Kensington Park Apartments	Units	120	119	05/11/15	360
58	1	Kmart Center	Sq. Ft.	120	120	06/11/15	300
59	1	Ridgeway Self Storage - Ellicott City, MD	Sq. Ft.	120	119	05/11/15	300
60	2	Edgewater Trace Apartments	Units	120	119	05/11/15	360
61	1	Walgreens - Glen Ellyn, IL	Sq. Ft.	120	120	06/11/15	360
62	1	The Mark Apartments	Units	120	117	03/11/15	360
63	1	Ridgeway Self Storage - Eldersburg, MD	Sq. Ft.	120	119	05/11/15	300
64	1	Walgreens - Chicago (West Foster Place), IL	Sq. Ft.	120	118	04/11/15	IO
65	1	Audubon Square Shopping Center - Pad Sites 1, 4 and 5	Sq. Ft.	120	119	05/11/15	360
66	1	Walgreens - Kansas City, KS	Sq. Ft.	120	120	06/11/15	IO
67	1	Walgreens - Livonia, MI	Sq. Ft.	84	84	06/11/12	IO
68	1	Cobbs Corner II	Sq. Ft.	120	120	06/11/15	360
69	1	Walgreens - Sedalia, MO	Sq. Ft.	120	120	06/11/15	IO
70	1	CVS - Choctaw, OK	Sq. Ft.	120	119	05/11/15	360
71	1	Walgreens - Merriam, KS	Sq. Ft.	84	84	06/11/12	IO
72	1	Walgreens - Massillion, OH	Sq. Ft.	120	120	06/11/15	IO
73	1	Sconset Commons	Sq. Ft.	120	120	06/11/15	IO
74	1	Walgreens - Overlandpark, KS	Sq. Ft.	120	120	06/11/15	IO
75	1	Oak Ridge Shopping Center	Sq. Ft.	120	119	05/11/15	360
76	1	Walgreens - Decatur, GA	Sq. Ft.	84	84	06/11/12	IO
77	1	Kmart Plaza	Sq. Ft.	120	120	06/11/15	300
78	1	Walgreens - Wylie, TX	Sq. Ft.	84	84	06/11/12	IO
79	1	Terrace View - Phase VI	Units	72	72	06/11/11	360
80	1	Walgreens - Medina, OH	Sq. Ft.	84	84	06/11/12	IO
81	1	Reston International Convenience Center	Sq. Ft.	180	180	06/11/20	360
82	1	Walgreens - Findlay, OH	Sq. Ft.	120	120	06/11/15	IO
83	1	Springhill Suites - Pinehurst, NC	Rooms	60	60	06/11/10	300
84	1	Walgreens - Independence, MO	Sq. Ft.	84	84	06/11/12	IO
85	1	128 East Avenue	Sq. Ft.	120	120	06/11/15	IO
86	1	Hamilton Plaza	Sq. Ft.	120	119	05/11/15	IO
87	1	Walgreens - Wichita Falls, TX	Sq. Ft.	120	117	03/11/15	IO
88	1	Walgreens - Bartlett, TN	Sq. Ft.	120	116	02/11/15	IO
89	1	Walgreens - Chicago (West 79th Street), IL	Sq. Ft.	84	84	06/11/12	IO
90	1	Walgreens - Muscatine, IA	Sq. Ft.	84	84	06/11/12	IO
91	1	CVS - Columbus, GA	Sq. Ft.	120	120	06/11/15	360
92	1	Point 100 Building	Sq. Ft.	120	120	06/11/15	360

Mortgage Loan Number	Loan Group Number	Property Name	Remaining Amort Term (Mos.)	Ground Lease	Master Servicing Fee Rate	ARD Loans	Anticipated Repayment Date

1	1	AmericasMart (1)	359	Both	0.04000%	N
2	1	Regency Centers Pool	IO	Fee	0.04000%	N
2.1		Applewood Village Shopping Center		Fee
2.2		Arapahoe Village Shopping Center		Fee
2.3		Rockford Road Plaza Shopping Center		Fee
2.4		Colonial Square Shopping Center		Fee
2.5		Cherrywood Square Shopping Center		Fee
2.6		Ralston Square Shopping Center		Fee
3	1	U.S. Bancorp	IO	Fee	0.04000%	N
4	1	50 West 23rd Street	IO	Fee	0.04000%	N
5	1	600 Community Drive	IO	Fee	0.04000%	N
6	1	The Galleria	IO	Fee	0.04000%	N
7	1	Weslayan Plaza	IO	Fee	0.04000%	N
8	1	Centennial Tower	360	Fee	0.04000%	N
9	1	240 West 40th Street	360	Fee	0.04000%	N
10	1	The Suffolk Building	360	Fee	0.04000%	N
11	1	Corbin Corners	IO	Fee	0.04000%	N
12	2	Glen Park Apartments	IO	Fee	0.04000%	N
13	1	Five Points Shopping Center	IO	Fee	0.04000%	N
14	1	Point Loma Plaza	IO	Fee	0.04000%	N
15	1	Plaza Volente	360	Fee	0.04000%	N
16	1	O’Fallon Walk	360	Fee	0.04000%	N
17	1	Cloppers Mill Village Center	IO	Fee	0.04000%	N
18	1	Courtyard Marriott - Miami Beach, FL (3)	300	Fee	0.04000%	N
19	1	Rancho San Diego Village	IO	Fee	0.04000%	N
20	1	Fox Mill Shopping Center	IO	Fee	0.04000%	N
21	1	Valparaiso Walk	360	Fee	0.04000%	N
22	2	Stephanus Pool	360	Fee	0.04000%	N
22.1		Camelot Apartments		Fee
22.2		Charbern Apartments		Fee
22.3		Carolina Court Apartments		Fee
23	1	Home Depot - Tacoma, WA	IO	Both	0.04000%	Y	01/11/15
24	1	Waterford Village Apartments	IO	Fee	0.04000%	N
25	1	The Meadows at Indian Creek Apartments	359	Fee	0.04000%	N
26	1	Centre Ridge Market Place	IO	Fee	0.04000%	N
27	1	Snell & Branham Plaza	IO	Fee	0.04000%	N
28	1	Point North Apartments	359	Fee	0.04000%	N
29	1	Saratoga Shopping Center	IO	Fee	0.04000%	N
30	1	Stanford Ranch Village	IO	Fee	0.04000%	N
31	1	Eastgate Plaza	IO	Fee	0.04000%	N
32	1	Eustis Village Shopping Center	360	Fee	0.04000%	N
33	1	Dunwoody Place Shopping Center	360	Fee	0.04000%	N
34	2	Berkeley Heights Apartments	360	Fee	0.04000%	N
35	1	Indian River Square	360	Fee	0.04000%	N
36	1	Willow Lake Shopping Center	IO	Fee	0.04000%	N
37	2	The Glen at White Pines Apartments	360	Fee	0.04000%	N
38	1	Home Depot - Spokane, WA	IO	Fee	0.04000%	Y	02/11/15
39	1	Sierra Lakes Mobile Home Park	360	Fee	0.04000%	N
40	1	Homewood Suites - Chester, VA	300	Fee	0.04000%	N
41	1	Holiday Inn - Saratoga Springs, NY	359	Fee	0.04000%	N
42	1	Lakeside Plaza	360	Fee	0.04000%	N
43	2	Maple Ridge Townhome Apartments	360	Fee	0.04000%	N
44	1	Freeway Crossing Shopping Center	358	Fee	0.04000%	N
45	1	60 State Street	360	Fee	0.04000%	N
46	2	Bonair Townhome Apartments	IO	Fee	0.04000%	N
47	1	Holiday Inn Express - Midlothian, VA	300	Fee	0.04000%	N
48	2	Alderwood Apartments	360	Fee	0.04000%	N
49	1	Holiday Inn - Bradenton, FL (4)	300	Leasehold	0.04000%	N
50	1	Merchants Crossing (5)	360	Fee	0.04000%	N
51	1	Oak Terrace Apartments	IO	Fee	0.04000%	N
52	2	Franklin Park Apartments	360	Fee	0.04000%	N
53	2	Regency Park Apartments	359	Fee	0.04000%	N
54	1	Valley Walk	360	Fee	0.04000%	N
55	1	Main Street Station	360	Fee	0.04000%	N
56	1	Walgreens - Kansas City, MO	IO	Fee	0.04000%	N
57	2	Kensington Park Apartments	360	Fee	0.04000%	N
58	1	Kmart Center	300	Fee	0.04000%	N
59	1	Ridgeway Self Storage - Ellicott City, MD	299	Fee	0.04000%	N
60	2	Edgewater Trace Apartments	359	Fee	0.04000%	N
61	1	Walgreens - Glen Ellyn, IL	360	Fee	0.04000%	N
62	1	The Mark Apartments	357	Fee	0.04000%	N
63	1	Ridgeway Self Storage - Eldersburg, MD	299	Fee	0.04000%	N
64	1	Walgreens - Chicago (West Foster Place), IL	IO	Fee	0.04000%	Y	04/11/15
65	1	Audubon Square Shopping Center - Pad Sites 1, 4 and 5	359	Fee	0.04000%	N
66	1	Walgreens - Kansas City, KS	IO	Fee	0.04000%	N
67	1	Walgreens - Livonia, MI	IO	Fee	0.04000%	N
68	1	Cobbs Corner II	360	Fee	0.04000%	N
69	1	Walgreens - Sedalia, MO	IO	Fee	0.04000%	N
70	1	CVS - Choctaw, OK	360	Fee	0.04000%	N
71	1	Walgreens - Merriam, KS	IO	Fee	0.04000%	N
72	1	Walgreens - Massillion, OH	IO	Fee	0.04000%	N
73	1	Sconset Commons	IO	Fee	0.04000%	N
74	1	Walgreens - Overlandpark, KS	IO	Fee	0.04000%	N
75	1	Oak Ridge Shopping Center	360	Fee	0.04000%	N
76	1	Walgreens - Decatur, GA	IO	Fee	0.04000%	N
77	1	Kmart Plaza	300	Fee	0.04000%	N
78	1	Walgreens - Wylie, TX	IO	Fee	0.04000%	N
79	1	Terrace View - Phase VI	360	Fee	0.04000%	N
80	1	Walgreens - Medina, OH	IO	Fee	0.04000%	N
81	1	Reston International Convenience Center	360	Fee	0.04000%	N
82	1	Walgreens - Findlay, OH	IO	Fee	0.04000%	N
83	1	Springhill Suites - Pinehurst, NC	300	Fee	0.04000%	N
84	1	Walgreens - Independence, MO	IO	Fee	0.04000%	N
85	1	128 East Avenue	IO	Fee	0.04000%	N
86	1	Hamilton Plaza	IO	Fee	0.04000%	N
87	1	Walgreens - Wichita Falls, TX	IO	Fee	0.04000%	Y	03/11/15
88	1	Walgreens - Bartlett, TN	IO	Fee	0.04000%	Y	02/11/15
89	1	Walgreens - Chicago (West 79th Street), IL	IO	Fee	0.04000%	N
90	1	Walgreens - Muscatine, IA	IO	Fee	0.04000%	N
91	1	CVS - Columbus, GA	360	Fee	0.04000%	N
92	1	Point 100 Building	360	Fee	0.04000%	N

Mortgage Loan Number	Loan Group Number	Property Name	Additional Interest Rate	Loan Originator	Environmental Insurance

1	1	AmericasMart (1)		Wachovia	N
2	1	Regency Centers Pool		Wachovia	N
2.1		Applewood Village Shopping Center			N
2.2		Arapahoe Village Shopping Center			N
2.3		Rockford Road Plaza Shopping Center			N
2.4		Colonial Square Shopping Center			N
2.5		Cherrywood Square Shopping Center			N
2.6		Ralston Square Shopping Center			N
3	1	U.S. Bancorp		Wachovia	N
4	1	50 West 23rd Street		Wachovia	N
5	1	600 Community Drive		Wachovia	N
6	1	The Galleria		Wachovia	N
7	1	Weslayan Plaza		Wachovia	N
8	1	Centennial Tower		Wachovia	N
9	1	240 West 40th Street		Wachovia	N
10	1	The Suffolk Building		Wachovia	N
11	1	Corbin Corners		Wachovia	N
12	2	Glen Park Apartments		Wachovia	N
13	1	Five Points Shopping Center		Wachovia	N
14	1	Point Loma Plaza		Wachovia	N
15	1	Plaza Volente		Wachovia	N
16	1	O’Fallon Walk		Wachovia	N
17	1	Cloppers Mill Village Center		Wachovia	N
18	1	Courtyard Marriott - Miami Beach, FL (3)		Wachovia	N
19	1	Rancho San Diego Village		Wachovia	N
20	1	Fox Mill Shopping Center		Wachovia	N
21	1	Valparaiso Walk		Wachovia	N
22	2	Stephanus Pool		Wachovia	N
22.1		Camelot Apartments			N
22.2		Charbern Apartments			N
22.3		Carolina Court Apartments			N
23	1	Home Depot - Tacoma, WA	Greater of initial interest rate plus 2.0% or TCMYI plus 2.0%	Wachovia	N
24	1	Waterford Village Apartments		Wachovia	N
25	1	The Meadows at Indian Creek Apartments		Wachovia	N
26	1	Centre Ridge Market Place		Wachovia	N
27	1	Snell & Branham Plaza		Wachovia	N
28	1	Point North Apartments		Wachovia	N
29	1	Saratoga Shopping Center		Wachovia	N
30	1	Stanford Ranch Village		Wachovia	N
31	1	Eastgate Plaza		Wachovia	N
32	1	Eustis Village Shopping Center		Wachovia	N
33	1	Dunwoody Place Shopping Center		Wachovia	N
34	2	Berkeley Heights Apartments		Wachovia	N
35	1	Indian River Square		Wachovia	N
36	1	Willow Lake Shopping Center		Wachovia	N
37	2	The Glen at White Pines Apartments		Wachovia	N
38	1	Home Depot - Spokane, WA	Greater of initial interest rate plus 2.0% or TCMYI plus 2.0%	Wachovia	N
39	1	Sierra Lakes Mobile Home Park		Wachovia	N
40	1	Homewood Suites - Chester, VA		Wachovia	N
41	1	Holiday Inn - Saratoga Springs, NY		Wachovia	N
42	1	Lakeside Plaza		Wachovia	N
43	2	Maple Ridge Townhome Apartments		Wachovia	N
44	1	Freeway Crossing Shopping Center		Wachovia	N
45	1	60 State Street		Wachovia	N
46	2	Bonair Townhome Apartments		Wachovia	N
47	1	Holiday Inn Express - Midlothian, VA		Wachovia	N
48	2	Alderwood Apartments		Wachovia	N
49	1	Holiday Inn - Bradenton, FL (4)		Wachovia	N
50	1	Merchants Crossing (5)		Wachovia	N
51	1	Oak Terrace Apartments		Wachovia	N
52	2	Franklin Park Apartments		Wachovia	N
53	2	Regency Park Apartments		Wachovia	N
54	1	Valley Walk		Wachovia	N
55	1	Main Street Station		Wachovia	N
56	1	Walgreens - Kansas City, MO		Wachovia	N
57	2	Kensington Park Apartments		Wachovia	N
58	1	Kmart Center		Wachovia	N
59	1	Ridgeway Self Storage - Ellicott City, MD		Wachovia	N
60	2	Edgewater Trace Apartments		Wachovia	N
61	1	Walgreens - Glen Ellyn, IL		Wachovia	N
62	1	The Mark Apartments		Wachovia	N
63	1	Ridgeway Self Storage - Eldersburg, MD		Wachovia	N
64	1	Walgreens - Chicago (West Foster Place), IL	Greater of initial interest rate plus 2.0% or TCMYI plus 2.0%	Wachovia	N
65	1	Audubon Square Shopping Center - Pad Sites 1, 4 and 5		Wachovia	N
66	1	Walgreens - Kansas City, KS		Wachovia	N
67	1	Walgreens - Livonia, MI		Wachovia	N
68	1	Cobbs Corner II		Wachovia	N
69	1	Walgreens - Sedalia, MO		Wachovia	N
70	1	CVS - Choctaw, OK		Wachovia	N
71	1	Walgreens - Merriam, KS		Wachovia	N
72	1	Walgreens - Massillion, OH		Wachovia	N
73	1	Sconset Commons		Wachovia	N
74	1	Walgreens - Overlandpark, KS		Wachovia	N
75	1	Oak Ridge Shopping Center		Wachovia	Y
76	1	Walgreens - Decatur, GA		Wachovia	N
77	1	Kmart Plaza		Wachovia	N
78	1	Walgreens - Wylie, TX		Wachovia	N
79	1	Terrace View - Phase VI		Wachovia	N
80	1	Walgreens - Medina, OH		Wachovia	N
81	1	Reston International Convenience Center		Wachovia	N
82	1	Walgreens - Findlay, OH		Wachovia	N
83	1	Springhill Suites - Pinehurst, NC		Wachovia	N
84	1	Walgreens - Independence, MO		Wachovia	N
85	1	128 East Avenue		Wachovia	N
86	1	Hamilton Plaza		Wachovia	N
87	1	Walgreens - Wichita Falls, TX	Greater of initial interest rate plus 2.0% or TCMYI plus 2.0%	Wachovia	N
88	1	Walgreens - Bartlett, TN	Greater of initial interest rate plus 2.0% or TCMYI plus 2.0%	Wachovia	N
89	1	Walgreens - Chicago (West 79th Street), IL		Wachovia	N
90	1	Walgreens - Muscatine, IA		Wachovia	N
91	1	CVS - Columbus, GA		Wachovia	N
92	1	Point 100 Building		Wachovia	N

Mortgage Loan Number	Loan Group Number	Property Name	Cross Collateralized and Cross Defaulted Loan Flag	Defeasance Loan (Y/N)	Early Defeasance	Secured by LC

1	1	AmericasMart (1)		Y	N	N
2	1	Regency Centers Pool		YM or D	N	N
2.1		Applewood Village Shopping Center
2.2		Arapahoe Village Shopping Center
2.3		Rockford Road Plaza Shopping Center
2.4		Colonial Square Shopping Center
2.5		Cherrywood Square Shopping Center
2.6		Ralston Square Shopping Center
3	1	U.S. Bancorp		Y	N	N
4	1	50 West 23rd Street		Y	N	N
5	1	600 Community Drive		Y	N	N
6	1	The Galleria		Y	N	N
7	1	Weslayan Plaza		YM or D	N	N
8	1	Centennial Tower		Y	N	Y
9	1	240 West 40th Street		Y	N	N
10	1	The Suffolk Building		YM or D	N	N
11	1	Corbin Corners		YM or D	N	N
12	2	Glen Park Apartments		Y	N	N
13	1	Five Points Shopping Center		YM or D	N	N
14	1	Point Loma Plaza		YM or D	N	N
15	1	Plaza Volente		Y	N	N
16	1	O’Fallon Walk	IBT Portfolio	Y	N	N
17	1	Cloppers Mill Village Center		YM or D	N	N
18	1	Courtyard Marriott - Miami Beach, FL (3)		Y	N	N
19	1	Rancho San Diego Village		YM or D	N	N
20	1	Fox Mill Shopping Center		YM or D	N	N
21	1	Valparaiso Walk	IBT Portfolio	Y	N	N
22	2	Stephanus Pool		N	N	N
22.1		Camelot Apartments
22.2		Charbern Apartments
22.3		Carolina Court Apartments
23	1	Home Depot - Tacoma, WA		Y	N	N
24	1	Waterford Village Apartments		Y	N	N
25	1	The Meadows at Indian Creek Apartments		Y	N	N
26	1	Centre Ridge Market Place		YM or D	N	N
27	1	Snell & Branham Plaza		YM or D	N	N
28	1	Point North Apartments		Y	N	N
29	1	Saratoga Shopping Center		YM or D	N	N
30	1	Stanford Ranch Village		YM or D	N	N
31	1	Eastgate Plaza		YM or D	N	N
32	1	Eustis Village Shopping Center		Y	N	N
33	1	Dunwoody Place Shopping Center		Y	N	N
34	2	Berkeley Heights Apartments		Y	N	N
35	1	Indian River Square		Y	N	N
36	1	Willow Lake Shopping Center		YM or D	N	N
37	2	The Glen at White Pines Apartments		Y	N	N
38	1	Home Depot - Spokane, WA		Y	N	N
39	1	Sierra Lakes Mobile Home Park		Y	N	N
40	1	Homewood Suites - Chester, VA		Y	N	N
41	1	Holiday Inn - Saratoga Springs, NY		Y	N	N
42	1	Lakeside Plaza		Y	N	N
43	2	Maple Ridge Townhome Apartments		Y	N	N
44	1	Freeway Crossing Shopping Center		Y	N	N
45	1	60 State Street		Y	N	N
46	2	Bonair Townhome Apartments	Vista Multifamily Portfolio	N	N	N
47	1	Holiday Inn Express - Midlothian, VA		Y	N	N
48	2	Alderwood Apartments		Y	N	N
49	1	Holiday Inn - Bradenton, FL (4)		N	N	N
50	1	Merchants Crossing (5)		Y	N	N
51	1	Oak Terrace Apartments	Vista Multifamily Portfolio	N	N	N
52	2	Franklin Park Apartments		Y	N	N
53	2	Regency Park Apartments		Y	N	N
54	1	Valley Walk	IBT Portfolio	Y	N	N
55	1	Main Street Station		Y	N	N
56	1	Walgreens - Kansas City, MO		Y	N	N
57	2	Kensington Park Apartments		Y	N	N
58	1	Kmart Center	Kmart Portfolio	Y	N	N
59	1	Ridgeway Self Storage - Ellicott City, MD	Ridgeway Portfolio	Y	N	N
60	2	Edgewater Trace Apartments		Y	N	N
61	1	Walgreens - Glen Ellyn, IL		Y	N	N
62	1	The Mark Apartments		Y	N	N
63	1	Ridgeway Self Storage - Eldersburg, MD	Ridgeway Portfolio	Y	N	N
64	1	Walgreens - Chicago (West Foster Place), IL		Y	N	N
65	1	Audubon Square Shopping Center - Pad Sites 1, 4 and 5		Y	N	N
66	1	Walgreens - Kansas City, KS		Y	N	N
67	1	Walgreens - Livonia, MI		Y	N	N
68	1	Cobbs Corner II		Y	N	N
69	1	Walgreens - Sedalia, MO		Y	N	N
70	1	CVS - Choctaw, OK		Y	N	N
71	1	Walgreens - Merriam, KS		Y	N	N
72	1	Walgreens - Massillion, OH		Y	N	N
73	1	Sconset Commons		Y	N	N
74	1	Walgreens - Overlandpark, KS		Y	N	N
75	1	Oak Ridge Shopping Center		Y	N	N
76	1	Walgreens - Decatur, GA		Y	N	N
77	1	Kmart Plaza	Kmart Portfolio	Y	N	N
78	1	Walgreens - Wylie, TX		Y	N	N
79	1	Terrace View - Phase VI		Y	N	N
80	1	Walgreens - Medina, OH		Y	N	N
81	1	Reston International Convenience Center		Y	N	N
82	1	Walgreens - Findlay, OH		Y	N	N
83	1	Springhill Suites - Pinehurst, NC		Y	N	N
84	1	Walgreens - Independence, MO		Y	N	N
85	1	128 East Avenue		Y	N	N
86	1	Hamilton Plaza		N	N	N
87	1	Walgreens - Wichita Falls, TX		Y	N	N
88	1	Walgreens - Bartlett, TN		Y	N	N
89	1	Walgreens - Chicago (West 79th Street), IL		Y	N	N
90	1	Walgreens - Muscatine, IA		Y	N	N
91	1	CVS - Columbus, GA		Y	N	N
92	1	Point 100 Building		Y	N	N

Mortgage Loan Number	Loan Group Number	Property Name	Interest Accrual Method	Lockbox	Annual Deposit to Replacement Reserve

1	1	AmericasMart (1)	Actual/360	Day 1	820,000
2	1	Regency Centers Pool	Actual/360
2.1		Applewood Village Shopping Center
2.2		Arapahoe Village Shopping Center
2.3		Rockford Road Plaza Shopping Center
2.4		Colonial Square Shopping Center
2.5		Cherrywood Square Shopping Center
2.6		Ralston Square Shopping Center
3	1	U.S. Bancorp	Actual/360
4	1	50 West 23rd Street	Actual/360	Day 1	66,792
5	1	600 Community Drive	Actual/360	Day 1	37,916
6	1	The Galleria	Actual/360	Day 1	30,382
7	1	Weslayan Plaza	Actual/360
8	1	Centennial Tower	Actual/360	Day 1	178,742
9	1	240 West 40th Street	Actual/360	Day 1	32,623
10	1	The Suffolk Building	Actual/360	Day 1
11	1	Corbin Corners	Actual/360
12	2	Glen Park Apartments	Actual/360		116,000
13	1	Five Points Shopping Center	Actual/360
14	1	Point Loma Plaza	Actual/360
15	1	Plaza Volente	Actual/360
16	1	O’Fallon Walk	Actual/360	Springing	15,778
17	1	Cloppers Mill Village Center	Actual/360
18	1	Courtyard Marriott - Miami Beach, FL (3)	Actual/360	Day 1	240,696
19	1	Rancho San Diego Village	Actual/360
20	1	Fox Mill Shopping Center	Actual/360
21	1	Valparaiso Walk	Actual/360	Springing	14,314
22	2	Stephanus Pool	Actual/360		106,750
22.1		Camelot Apartments			72,250
22.2		Charbern Apartments			16,500
22.3		Carolina Court Apartments			18,000
23	1	Home Depot - Tacoma, WA	Actual/360	Springing
24	1	Waterford Village Apartments	Actual/360		54,000
25	1	The Meadows at Indian Creek Apartments	Actual/360
26	1	Centre Ridge Market Place	Actual/360
27	1	Snell & Branham Plaza	Actual/360
28	1	Point North Apartments	Actual/360
29	1	Saratoga Shopping Center	Actual/360
30	1	Stanford Ranch Village	Actual/360
31	1	Eastgate Plaza	Actual/360
32	1	Eustis Village Shopping Center	Actual/360
33	1	Dunwoody Place Shopping Center	Actual/360		11,260
34	2	Berkeley Heights Apartments	Actual/360		54,500
35	1	Indian River Square	Actual/360		14,425
36	1	Willow Lake Shopping Center	Actual/360
37	2	The Glen at White Pines Apartments	Actual/360		41,500
38	1	Home Depot - Spokane, WA	Actual/360	Day 1
39	1	Sierra Lakes Mobile Home Park	Actual/360
40	1	Homewood Suites - Chester, VA	Actual/360		114,666
41	1	Holiday Inn - Saratoga Springs, NY	Actual/360
42	1	Lakeside Plaza	Actual/360		15,876
43	2	Maple Ridge Townhome Apartments	Actual/360		29,500
44	1	Freeway Crossing Shopping Center	Actual/360		8,847
45	1	60 State Street	Actual/360	Day 1	14,043
46	2	Bonair Townhome Apartments	Actual/360		26,076
47	1	Holiday Inn Express - Midlothian, VA	Actual/360		74,074
48	2	Alderwood Apartments	Actual/360		24,000
49	1	Holiday Inn - Bradenton, FL (4)	Actual/360		189,864
50	1	Merchants Crossing (5)	Actual/360	Springing	20,913
51	1	Oak Terrace Apartments	Actual/360		9,432
52	2	Franklin Park Apartments	Actual/360		42,000
53	2	Regency Park Apartments	Actual/360		33,000
54	1	Valley Walk	Actual/360	Springing	1,545
55	1	Main Street Station	Actual/360
56	1	Walgreens - Kansas City, MO	30/360	Day 1	1,512
57	2	Kensington Park Apartments	Actual/360		100,800
58	1	Kmart Center	Actual/360		22,573
59	1	Ridgeway Self Storage - Ellicott City, MD	Actual/360		8,444
60	2	Edgewater Trace Apartments	Actual/360		47,700
61	1	Walgreens - Glen Ellyn, IL	Actual/360
62	1	The Mark Apartments	Actual/360		36,000
63	1	Ridgeway Self Storage - Eldersburg, MD	Actual/360		8,934
64	1	Walgreens - Chicago (West Foster Place), IL	Actual/360	Springing
65	1	Audubon Square Shopping Center - Pad Sites 1, 4 and 5	Actual/360
66	1	Walgreens - Kansas City, KS	30/360	Day 1
67	1	Walgreens - Livonia, MI	30/360	Day 1	1,449
68	1	Cobbs Corner II	Actual/360
69	1	Walgreens - Sedalia, MO	30/360	Day 1
70	1	CVS - Choctaw, OK	Actual/360
71	1	Walgreens - Merriam, KS	30/360	Day 1	1,512
72	1	Walgreens - Massillion, OH	30/360	Day 1
73	1	Sconset Commons	Actual/360
74	1	Walgreens - Overlandpark, KS	30/360	Day 1
75	1	Oak Ridge Shopping Center	Actual/360		3,870
76	1	Walgreens - Decatur, GA	30/360	Day 1	1,444
77	1	Kmart Plaza	Actual/360		15,615
78	1	Walgreens - Wylie, TX	30/360	Day 1	1,512
79	1	Terrace View - Phase VI	Actual/360		31,200
80	1	Walgreens - Medina, OH	30/360	Day 1	1,449
81	1	Reston International Convenience Center	Actual/360		929
82	1	Walgreens - Findlay, OH	30/360	Day 1
83	1	Springhill Suites - Pinehurst, NC	Actual/360		4% of prior month’s Gross Revenues
84	1	Walgreens - Independence, MO	30/360	Day 1	1,512
85	1	128 East Avenue	Actual/360
86	1	Hamilton Plaza	Actual/360	Springing
87	1	Walgreens - Wichita Falls, TX	Actual/360	Springing
88	1	Walgreens - Bartlett, TN	Actual/360	Springing
89	1	Walgreens - Chicago (West 79th Street), IL	30/360	Day 1	1,123
90	1	Walgreens - Muscatine, IA	30/360	Day 1	1,512
91	1	CVS - Columbus, GA	Actual/360
92	1	Point 100 Building	Actual/360

Mortgage Loan Number	Loan Group Number	Property Name	Initial Deposit to Capital Improvements Reserve	Initial TI/LC Escrow	Ongoing TI/LC Footnote

1	1	AmericasMart (1)	1,838,854		(2)
2	1	Regency Centers Pool
2.1		Applewood Village Shopping Center
2.2		Arapahoe Village Shopping Center
2.3		Rockford Road Plaza Shopping Center
2.4		Colonial Square Shopping Center
2.5		Cherrywood Square Shopping Center
2.6		Ralston Square Shopping Center
3	1	U.S. Bancorp
4	1	50 West 23rd Street	5,250		(2)
5	1	600 Community Drive			(2)
6	1	The Galleria			(2)
7	1	Weslayan Plaza
8	1	Centennial Tower	265,625	2,000,000	(2)
9	1	240 West 40th Street	55,375	4,000,000	(2)
10	1	The Suffolk Building			(2)
11	1	Corbin Corners
12	2	Glen Park Apartments	254,219
13	1	Five Points Shopping Center
14	1	Point Loma Plaza
15	1	Plaza Volente
16	1	O’Fallon Walk
17	1	Cloppers Mill Village Center
18	1	Courtyard Marriott - Miami Beach, FL (3)
19	1	Rancho San Diego Village
20	1	Fox Mill Shopping Center
21	1	Valparaiso Walk
22	2	Stephanus Pool	67,281
22.1		Camelot Apartments
22.2		Charbern Apartments	14,000
22.3		Carolina Court Apartments	53,281
23	1	Home Depot - Tacoma, WA
24	1	Waterford Village Apartments
25	1	The Meadows at Indian Creek Apartments
26	1	Centre Ridge Market Place
27	1	Snell & Branham Plaza
28	1	Point North Apartments
29	1	Saratoga Shopping Center
30	1	Stanford Ranch Village
31	1	Eastgate Plaza
32	1	Eustis Village Shopping Center
33	1	Dunwoody Place Shopping Center	5,000
34	2	Berkeley Heights Apartments	19,250
35	1	Indian River Square			(2)
36	1	Willow Lake Shopping Center
37	2	The Glen at White Pines Apartments	235,000
38	1	Home Depot - Spokane, WA
39	1	Sierra Lakes Mobile Home Park
40	1	Homewood Suites - Chester, VA
41	1	Holiday Inn - Saratoga Springs, NY	99,610
42	1	Lakeside Plaza	16,875	150,000
43	2	Maple Ridge Townhome Apartments	6,250
44	1	Freeway Crossing Shopping Center
45	1	60 State Street	47,500		(2)
46	2	Bonair Townhome Apartments
47	1	Holiday Inn Express - Midlothian, VA
48	2	Alderwood Apartments	46,713
49	1	Holiday Inn - Bradenton, FL (4)	45,000
50	1	Merchants Crossing (5)	10,000
51	1	Oak Terrace Apartments
52	2	Franklin Park Apartments
53	2	Regency Park Apartments
54	1	Valley Walk
55	1	Main Street Station
56	1	Walgreens - Kansas City, MO
57	2	Kensington Park Apartments	400,000
58	1	Kmart Center	85,000
59	1	Ridgeway Self Storage - Ellicott City, MD	48,813
60	2	Edgewater Trace Apartments
61	1	Walgreens - Glen Ellyn, IL
62	1	The Mark Apartments	25,625
63	1	Ridgeway Self Storage - Eldersburg, MD
64	1	Walgreens - Chicago (West Foster Place), IL
65	1	Audubon Square Shopping Center - Pad Sites 1, 4 and 5
66	1	Walgreens - Kansas City, KS
67	1	Walgreens - Livonia, MI
68	1	Cobbs Corner II
69	1	Walgreens - Sedalia, MO
70	1	CVS - Choctaw, OK
71	1	Walgreens - Merriam, KS
72	1	Walgreens - Massillion, OH
73	1	Sconset Commons
74	1	Walgreens - Overlandpark, KS
75	1	Oak Ridge Shopping Center
76	1	Walgreens - Decatur, GA
77	1	Kmart Plaza	70,156
78	1	Walgreens - Wylie, TX
79	1	Terrace View - Phase VI
80	1	Walgreens - Medina, OH
81	1	Reston International Convenience Center	26,750
82	1	Walgreens - Findlay, OH
83	1	Springhill Suites - Pinehurst, NC
84	1	Walgreens - Independence, MO
85	1	128 East Avenue
86	1	Hamilton Plaza	260,000
87	1	Walgreens - Wichita Falls, TX
88	1	Walgreens - Bartlett, TN
89	1	Walgreens - Chicago (West 79th Street), IL
90	1	Walgreens - Muscatine, IA
91	1	CVS - Columbus, GA
92	1	Point 100 Building

(1) The AmericasMart Loan, representing 12.7% of the Cut-Off Date Pool Balance, is part of a split loan structure and the related pari passu companion loan is not included in the trust fund with respect to this Mortgage Loan, unless otherwise specified, the calculation of Balance per SF, LTV ratios and DSC ratios were based upon the aggregate indebtedness of these Mortgage Loan and the related pari passu companion loan.

(2) In addition to any such escrows funded at loan closing for potential TI/LC, these Mortgage Loans require funds to be escrowed during some or all of the loan term for TI/LC.

(3) The annual replacement reserve collected on a monthly basis will be $240,696 through the March 11, 2006 payment. Beginning with the April 11, 2006 payment, the annual replacement reserve escrowed monthly will equal a percentage of the prior year’s gross revenue.  This percentage will equal 2.5% from April 11, 2006 through March 11, 2007, then step to 3% from April 11, 2007 through March 11, 2008, and then step to 4% beginning April 11, 2008 for all subsequent payment dates.

(4) The annual replacement reserve collected on a monthly basis will be $189,864 through the March 11, 2006 payment.  Beginning with the April 11, 2006 payment, the annual replacement reserve escrowed monthly will equal 4% of the prior year’s gross revenue.

(5) The annual replacement reserve is only collected for the first 48 payments.

A-1